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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.       )

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Quad/Graphics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QUAD/GRAPHICS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 20, 2013

To the Shareholders of Quad/Graphics, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Quad/Graphics, Inc. will be held on Monday, May 20, 2013, at 10:00 A.M., Central Time, at our corporate offices located at N61 W23044 Harry's Way, Sussex, Wisconsin 53089, for the following purposes:

1.To elect all seven directors to our Board of Directors, to hold office until the 2014 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

2.To approve an amendment to the Quad/Graphics, Inc. 2010 Omnibus Incentive Plan.

3.To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on April 1, 2013 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

A proxy for the meeting and a proxy statement are enclosed with this notice.

By Order of the Board of Directors
QUAD/GRAPHICS, INC.

Andrew R. Schiesl
Vice President, General Counsel and Secretary

Sussex, Wisconsin
April 15, 2013

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting To Be Held on May 20, 2013.

The Quad/Graphics, Inc. proxy statement for the 2013 Annual Meeting of Shareholders and the 2012 Annual Report to Shareholders are available at: www.qg.com/annualmeeting

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS ON IT AND RETURN IMMEDIATELY.

QUAD/GRAPHICS, INC.
N61 W23044 Harry's Way
Sussex, Wisconsin 53089

PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 20, 2013

This proxy statement is being furnished to shareholders by the Board of Directors (sometimes referred to as the Board) of Quad/Graphics, Inc. (sometimes referred to as the Company, Quad/Graphics, we, our, us or similar terms), beginning on or about April 15, 2013. This proxy statement is being furnished in connection with a solicitation of proxies by the Board for use at the Annual Meeting of Shareholders to be held on Monday, May 20, 2013, at 10:00 A.M., Central Time, at the Company's corporate offices located at N61 W23044 Harry's Way, Sussex, Wisconsin 53089, and all adjournments or postponements thereof (sometimes referred to as the Annual Meeting), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice to the Company in writing or in open meeting.

A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained in it. The shares represented by executed but unmarked proxies will be voted as follows:

•	FOR all seven persons nominated for election as directors referred to in this proxy statement;

•	FOR the approval an amendment to the Quad/Graphics, Inc. 2010 Omnibus Incentive Plan (sometimes referred to as the 2010 Plan); and

•	on such other business or matters that may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy.

Other than the election of seven directors and the approval of an amendment to the 2010 Plan, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting. An inspector of elections appointed by the Board will tabulate all votes at the Annual Meeting.

Only holders of record of the Company's class A common stock and class B common stock (sometimes referred to collectively as the Common Stock) at the close of business on April 1, 2013 are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote: (a) 33,394,030 shares of class A common stock, each of which is entitled to one vote per share, with an aggregate of 33,394,030 votes; and (b) 14,198,464 shares of class B common stock, each of which is entitled to ten votes per share, with an aggregate of 141,984,640 votes. The presence of a majority of the votes entitled to be cast shall constitute a quorum for the purpose of transacting business at the Annual Meeting. Abstentions and broker non-votes will be considered present for purposes of determining whether a quorum exists.

ELECTION OF DIRECTORS

The Board currently consists of seven directors. At the Annual Meeting, the shareholders will elect all seven directors to one-year terms—to hold office until the 2014 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the seven persons named as nominees in this proxy statement. The Board has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board.

Each director will be elected by a plurality of the votes cast at the Annual Meeting, assuming a quorum is present. For this purpose, “plurality” means that the nominees receiving the largest number of votes will be elected as directors. Any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the directors. Shares of the Company's class A common stock and class B common stock vote together as a single class on the election of directors.

The following sets forth certain information, as of March 5, 2013, about the Board's nominees for election at the Annual Meeting.

J. Joel Quadracci, 44, has been a director of Quad/Graphics since 2003, its President since January 2005, its President and Chief Executive Officer since July 2006 and its Chairman, President and Chief Executive Officer since January 2010. Mr. Quadracci joined Quad/Graphics in 1991 and, prior to becoming President and Chief Executive Officer, served in various capacities, including Sales Manager, Regional Sales Strategy Director, Vice President of Print Sales, Senior Vice President of Sales & Administration and President and Chief Operating Officer. Mr. Quadracci also serves on the board of directors for the Wisconsin Manufacturers & Commerce, a trade organization, and, prior to 2013, he served as a member of the board of directors and the executive committee of the Direct Marketing Association. Mr. Quadracci received a Bachelor of Arts in Philosophy from Skidmore College in 1991. Mr. Quadracci is the son of Betty Ewens Quadracci, a director and employee of the Company, and the brother-in-law of Christopher B. Harned, a director of the Company. Quad/Graphics believes that Mr. Quadracci's experience in the printing industry and leadership positions with the Company qualify him for service as a director of the Company.

Betty Ewens Quadracci, 74, has been a director of Quad/Graphics since 2002 and has held a variety of positions with the Company or its subsidiaries since co-founding the Company in 1971. Ms. Quadracci currently serves as President of QuadCreative, LLC, a graphic design firm, and as President and Publisher of Milwaukee Magazine, a monthly city magazine, both of which are wholly-owned subsidiaries of Quad/Graphics. She has held these positions since the Company formed QuadCreative, LLC in 1985 and acquired Milwaukee Magazine in 1984, respectively. Ms. Quadracci received a Bachelor's degree from Trinity College in Washington, D.C. in 1961 and attended the University of Fribourg in Fribourg, Switzerland. Ms. Quadracci is the mother of J. Joel Quadracci, the Company's chairman, president and chief executive officer, and the mother-in-law of Christopher B. Harned, a director of the Company. Quad/Graphics believes that Ms. Quadracci's demonstrated entrepreneurial skills in co-founding Quad/Graphics and her skills in the printing industry qualify her for service as a director of the Company.

William J. Abraham, Jr., 65, has been a director of Quad/Graphics since 2003. He has been a partner with Foley & Lardner LLP, a law firm in Milwaukee, Wisconsin, since 1980, and was formerly Chairman of the firm's Business Law Department and a member of its Management Committee. Mr. Abraham currently serves as a director of several private companies including The Vollrath Company, LLC; Park Bank; Lakeview Equity Partners, LLC; and Windway Capital Corp., and served as a director of Proliance International, Inc. from 1995 to 2010. Mr. Abraham received a Bachelor of Arts from the University of Illinois in 1969 and a Juris Doctor from the University of Michigan Law School in 1972. Quad/Graphics believes that Mr. Abraham's experience as a director of various companies and as a practicing attorney qualify him to serve as a director of the Company.

Douglas P. Buth, 58, has been a director of Quad/Graphics since 2005. He retired as Chairman, Chief Executive Officer and President of Appleton Papers, Inc., a producer of carbonless, thermal, security paper and performance packaging products, and as Chief Executive Officer and President of Paperweight Development Corp., the parent company of Appleton Papers, Inc., in 2005. Prior to becoming Chief Executive Officer and President, Mr. Buth had served in a variety of roles at Appleton Papers, Inc., including positions in strategic planning, marketing and sales and as general manager and executive vice president. Mr. Buth is currently a member of the board of directors for Trek Bicycle Corporation, where he serves as chairman of the audit committee and a member of the compensation committee, Grange Mutual Insurance Company, where he serves as a member of the audit committee and chairman of the compensation committee, Integrity Mutual Insurance Company, where he serves as the chairman of the compensation committee, and Bradner Central Company, where he serves as a member of the audit and compensation committees. Mr. Buth received a Bachelor of Business Administration in Accounting from the University of Notre Dame in 1977. He qualified as a C.P.A. with PricewaterhouseCoopers LLP in 1979 and thereafter held a number of financial positions with Saks Fifth Avenue and BATUS Inc. Quad/Graphics believes that Mr. Buth's financial background as a C.P.A. and his experience as a leader of a publicly-traded company and on several boards of directors qualify him for service as a director of the Company.

Christopher B. Harned, 50, has been a director of Quad/Graphics since 2005. In January 2012, he joined Robert W. Baird & Co., Inc. as a Managing Director of the Investment Banking Group M&A team. Prior to joining Baird, he served as a Partner, Managing Director and Head of the Consumer Products Group of The Cypress Group LLC, a New York City-based private equity firm. Prior to joining The Cypress Group LLC in 2001, Mr. Harned was a Managing Director and Global Head of Consumer Products M&A with Lehman Brothers, where he had worked for over 16 years. Mr. Harned is a member of the board of directors of bswift, an employee benefits software-as-a-service business; and FreshPet, a pet food company. Mr. Harned received a Bachelor of Arts degree from Williams College in 1985. Mr. Harned is the brother-in-law of J. Joel Quadracci, the Company's chairman, president and chief executive officer, and the son-in-law of Betty Ewens Quadracci, a director and employee of the Company. Quad/Graphics believes that Mr. Harned's experience in the financial services industry and his leadership at several companies in various industries qualifies him to serve as a director of the Company.

Thomas O. Ryder, 68, has been a director of Quad/Graphics since the July 2010 acquisition of World Color Press. He served as the lead independent director of World Color Press from September 2009 to July 2010. He has been a member of the board of directors of Amazon.com Inc. since November 2002 (and chairman of the audit committee since November 2011), of Starwood Hotels and Resorts Worldwide Inc. since April 2001 and of RPX Corporation since December 2009 (and lead director and chairman of the audit committee since the company went public in 2011). Mr. Ryder was Chairman of the Board and chairman of the audit committee of Virgin Mobile USA, Inc. from October 2007 to November 2009. Prior to becoming World Color Press' lead independent director, Mr. Ryder served as Chairman of The Reader's Digest Association, Inc., a media and marketing company, from April 1998 to December 2006 and Chief Executive Officer of The Reader's Digest Association, Inc. from April 1998 to December 2005. Prior to joining The Reader's Digest Association, Inc., Mr. Ryder served in a number of executive roles at American Express, including as President of the American Express Publishing Company. In 1990, Mr. Ryder became President of Establishment Services Worldwide for American Express and subsequently ran American Express Travel Related Services Co. (International) Inc. Mr. Ryder is a former Chairman of the Magazine Publishers of America and a former board member of the Association of American Publishers and Direct Marketing Association. Mr. Ryder received a Bachelor of Arts from Louisiana State University in 1966. Quad/Graphics believes that Mr. Ryder's public company audit committee experience, and his career as an executive and director in the publishing industry, qualify him for service as a director of the Company.

John S. Shiely, 60, has been a director of Quad/Graphics since 1996. He is the retired Chairman and Chief Executive Officer of Briggs & Stratton Corporation, a producer of air cooled gasoline engines for outdoor power equipment. Prior to becoming Chief Executive Officer in 2001 and Chairman in 2003, Mr. Shiely had worked for Briggs & Stratton Corporation in various capacities, including Vice President and General Counsel, Executive Vice President – Administration and President, since joining the company in 1986. Mr. Shiely has served as a director of BMO Financial Corporation since 2011, BMO Harris Bank N.A. since 2012, The Scotts Miracle-Gro Company since 2007 and Oshkosh Corporation since January 2012, and served as a director of Marshall & Ilsley Corporation from 1999 until its sale in 2011. Mr. Shiely received a Bachelor of Business Administration in Accounting from the University of Notre Dame, a Juris Doctor from Marquette University Law School, a Master of Management from the J. L. Kellogg Graduate School of Management at Northwestern University, and in 2010 studied corporate governance as a visiting scholar in the graduate program at Harvard Law School. Quad/Graphics believes that Mr. Shiely's career as an executive of a publicly-traded company, his experiences as a director of various publicly-traded companies and his education in accounting and law qualify him to serve as a director of the Company.

THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE “FOR” SUCH NOMINEES. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” SUCH NOMINEES.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines that, in conjunction with the Board committee charters, establish processes and procedures to help ensure effective and responsive governance by the Board. The corporate governance guidelines also establish the Company's policies on director orientation and continuing education, which include a mandatory orientation program for new directors, and provide that the Board will be assessed on an annual basis to determine whether it and its committees are functioning effectively. In addition, the Company's corporate governance guidelines provide that the Board have regularly scheduled meetings at which the non-management directors meet in executive session without the Company's executive officers being present. The non-management directors may also meet without the Company's executive officers present at such other times as they determine appropriate. The corporate governance guidelines also provide that the Company's executive officers and other members of senior management who are not members of the Board will participate in Board meetings to present information, make recommendations and be available for direct interaction with members of the Board. The corporate governance guidelines are available, free of charge, on the Company's website, www.qg.com. The information contained on the Company's website is not incorporated into, and does not form a part of, this proxy statement or any other Company report or document on file with or furnished to the Securities and Exchange Commission (sometimes referred to as the SEC).

Independence; NYSE Controlled Company Exemptions; Board Leadership Structure

The Board has adopted director independence standards to assist it in making determinations regarding whether the Company's directors are independent as that term is defined in the listing standards of the New York Stock Exchange (sometimes referred to as the NYSE). These standards are available, free of charge, on the Company's website, www.qg.com. Based on these standards, the Board determined that Messrs. Abraham, Buth, Ryder and Shiely are independent as that term is defined in the listing standards of the NYSE and the director independence standards adopted by the Board, while Ms. Quadracci and Messrs. Quadracci and Harned are not deemed to be independent. In making this determination, with respect to Mr. Abraham, the Board considered his relationship with Foley & Lardner LLP and the fees paid by the Company to such firm during the last three years (see “—Compensation Committee Interlocks and Insider Participation” below).

Although a majority of the members of the Board are independent under the listing standards of the NYSE and the director independence standards adopted by the Board, the Company is eligible for an exemption from certain requirements of the NYSE relating to, among other things, the independence of directors. Since the Quad/Graphics Voting Trust (see “Stock Ownership of Management and Others—Quad/Graphics Voting Trust” later in this proxy statement) owns more than 50% of the total voting power of the Company's stock, the Company is considered a “controlled company” under the corporate governance listing standards of the NYSE. As a controlled company, the Company is eligible for the NYSE's exemption of controlled companies from the obligation to comply with certain of the NYSE's corporate governance requirements, including the requirements:

•	that a majority of the Board consist of independent directors, as defined under the rules of the NYSE;

•
that the Company have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities; and

•	that the Company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities.

The Company's bylaws and corporate governance guidelines provide the Board with the discretion to determine whether to combine or separate the positions of chairman of the board and chief executive officer. The Board currently believes it is in the best interests of the Company and its shareholders to combine these two roles because this provides the Company with unified leadership and direction and Mr. Quadracci is the person best qualified to serve as chairman given his history with the Company and his skills and knowledge within the industry in which the Company operates.

Based on the fact that the Company is controlled by the Quadracci family through the Quad/Graphics Voting Trust, the Board does not believe it is necessary to have an independent lead director.

Board's Role in the Oversight of Risk

The full Board is responsible for the oversight of the Company's operational and strategic risk management process. The Board oversees a company-wide approach to risk management, carried out by management. The full Board determines the appropriate risk for the Company generally, assesses the specific risks the Company faces and reviews the steps taken by management to manage those risks.

While the full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, the Board relies on its audit committee to address significant financial risk exposures facing the Company and the steps management has taken to monitor, control and report such exposures, with appropriate reporting of these risks to be made to the full Board. The Board relies on its compensation committee to address significant risk exposures facing the Company with respect to compensation, with appropriate reporting of these risks to be made to the full Board. The Board's role in the Company's risk oversight has not affected the Board's leadership structure.

Board Meetings

The Board held seven meetings in 2012. During the period of the director's service in 2012, each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board and those committees of the Board on which such director served. At each regularly scheduled Board meeting, the directors also met in executive session without the Company's executive officers present. No presiding director was chosen for these sessions in 2012. Directors are expected to attend the Company's Annual Meeting of Shareholders each year. At the 2012 Annual Meeting, all of the directors then serving were in attendance.

Communications with the Board

Shareholders and other interested parties may communicate with the Board by writing to Quad/Graphics, Inc., Board of Directors (or, at the writer's option, to a specific director or to the non-management directors as a group), c/o Andrew R. Schiesl, Vice President, General Counsel and Secretary, Quad/Graphics, Inc., N61 W23044 Harry's Way, Sussex, Wisconsin 53089-3995. Mr. Schiesl will ensure that the communication is delivered to the Board, the specified director or the specified group of directors, as the case may be.

Board Committees

The Board currently has standing audit, finance and compensation committees. Each committee is appointed by and reports to the Board. The Board has adopted, and may amend from time to time, a written charter for each of the audit, finance and compensation committees, which, among other things, sets forth the committee's responsibilities. The Company makes available on its website, www.qg.com, copies of each of these charters free of charge. As a controlled company under the corporate governance listing standards of the NYSE, the Board is not required to, and does not have, a nominating committee.

Audit Committee

The audit committee of the Board currently consists of Messrs. Buth (chairman), Ryder and Shiely, each of whom is independent as defined by the rules of the Securities and Exchange Commission and the listing standards of the NYSE, as well as the director independence standards adopted by the Board. In addition, the Board has determined that each current member of the audit committee qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission and meets the expertise requirements for audit committee members under the listing standards of the NYSE. Each member of the audit committee has served in senior positions with their respective organizations or have served as directors of public and private companies, which has afforded the member the opportunity to gain familiarity with financial matters relevant to Quad/Graphics.

The principal functions performed by the audit committee include assisting and discharging certain responsibilities of the Board in overseeing the reliability of financial reporting, the effectiveness of internal control over financial reporting, the process for monitoring compliance with corporate codes of conduct, control of the internal auditors and audit functions and control and the independence of the independent external auditors and audit functions. In addition, the audit committee's duties also include direct responsibility for the appointment, compensation, retention and oversight of the independent external auditors; review and discussion of the financial statements and management's discussion and analysis of financial condition and results of operations included in the Company's periodic filings; discussion with the Company's internal auditor about the audit plan and results of internal audits and initiation of such accounting principles, policies and practices, and reporting policies and practices as it may deem necessary or proper, the establishment of procedures for receiving "whistleblower" complaints; and establishing policies concerning the provision of non-audit services by the independent external auditors. The audit committee held six meetings in 2012. The audit committee members were offered an opportunity at each audit committee meeting to meet with only the Company's independent external auditors present and did so regularly.

Finance Committee

The finance committee of the Board presently consists of Mr. Harned (chairman), Ms. Quadracci and Mr. Buth. The principal functions performed by the finance committee are to provide assistance to, and discharge certain responsibilities of, the Board relating to the capital structure, means of financing, selection of lenders, cash flow modeling, interest rate sensitivity and similar matters so as to achieve the Company's long-range plans. The finance committee held one meeting in 2012. In addition, management had a number of discussions on various financing matters with Mr. Harned as the Chair of the Finance Committee in 2012, which matters were then subsequently discussed with the full Board.

Compensation Committee

The compensation committee of the Board currently consists of Messrs. Shiely (chairman), Abraham and Buth and Ms. Quadracci. Messrs. Abraham, Shiely and Buth are independent as defined by the listing standards of the NYSE and the director independence standards adopted by the Board. The compensation committee held five meetings in 2012.

The principal functions of the compensation committee are to review and approve the annual salary, bonuses, equity-based incentives and other benefits, direct and indirect, of the Company's corporate officers; review and report on the compensation and human resources policies, programs and plans of the Company; administer the Company's stock option and other compensation plans; review and recommend to the Board chief executive officer compensation; and review and recommend to the Board director compensation to align directors' interests with the long-term interest of the Company's shareholders. In addition, the compensation committee's duties also include determining and approving the Company's compensation philosophy; determining stock ownership guidelines for the Company's executive officers and directors and monitoring compliance with any such guidelines; on an annual basis, preparing a report regarding executive officer compensation for inclusion in the Company's annual proxy statement; and reviewing and evaluating the Company's policies and practices in compensating employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives.

The compensation committee also has authority to establish subcommittees and delegate authority to such subcommittees to accomplish the duties and responsibilities of the committee. The compensation committee has established a subcommittee consisting of Messrs. Shiely and Buth and delegated to it certain responsibilities of the Board and the compensation committee with respect to compensation that is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and equity-based awards to and transactions with officers of the Company intended to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, and to perform other duties delegated from time to time by the Board or the compensation committee. Each of Messrs. Shiely and Buth meets the requirements to be considered an “outside director” within the meaning of Section 162(m) and a “non-employee director” within the meaning of Section 16.

The executive officers' role in determining the amount or form of executive officer compensation is limited to assisting the compensation committee with its reviews of the Company's compensation and benefit arrangements and making recommendations to the compensation committee regarding the compensation of the executive officers (other than their own). Certain of our executive officers may attend meetings (other than executive sessions) of the compensation committee at which the committee considers the compensation of other executive officers.

The compensation committee renewed its engagement of Meridian Compensation Partners, LLC (sometimes referred to as Meridian) in 2012 to serve as the compensation committee's independent compensation consultant and provide recommendations and advice on the Company's executive and director compensation programs. Pursuant to its engagement in 2012, Meridian reviewed with the compensation committee general trends in public company cash and equity incentive arrangements with respect to 2013 executive officer compensation. Meridian did not provide any services other than such recommendations and advice to the Company during 2012. For more information regarding the role of the compensation consultant, please see the disclosure later in this proxy statement under the heading “Compensation of Executive Officers—Compensation Discussion and Analysis.”

Nominations of Directors

Pursuant to the direction of the Quad/Graphics Voting Trust, the Board will select nominees to become directors to fill vacancies or newly created directorships and nominate directors for election by the Company's shareholders at annual meetings of the shareholders. The Quad/Graphics Voting Trust will consider candidates recommended by the Company's shareholders to become nominees for election as directors. Shareholders who wish to propose nominees for election as directors must follow certain procedures contained in the Company's bylaws. In the case of nominees for election at an annual meeting, shareholders must send notice to the Secretary of the Company at the Company's principal offices on or before December 31 of the year immediately preceding such annual meeting (provided that if the date of the annual meeting is on or after May 1 in any year, notice must be received not later than the close of business on the day which is determined by adding to December 31 of the immediately preceding year the number of days on or after May 1 that the annual meeting takes place). The notice must contain certain information specified in the Company's bylaws, including certain information about the shareholder or shareholders bringing the nomination (including, among other things, the number and class of shares held by such shareholder(s)) as well as certain information about the nominee (including, among other things, a description of all arrangements or understandings between such shareholder and each nominee and any other person pursuant to which the nomination is to be made, and other information that would be required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended).

In identifying and evaluating nominees for director, the Company seeks to ensure that the Board possesses, as a whole, certain core competencies. Each director candidate will be reviewed based upon the Board's current capabilities, any needs therein and the capabilities of the candidate. The selection process takes into account all appropriate factors, which may include, among other things, diversity, experience, personal integrity, skill set, the ability to act on behalf of shareholders and the candidate's personal and professional ethics, integrity, values and business judgment.

Policies and Procedures Governing Related Person Transactions

The Board has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•
A “related person” means any of the Company's directors, executive officers, nominees for director, any holder of 5% or more of any class of the Company's Common Stock or any of their immediate family members; and

•
A “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each executive officer, director or nominee for director is required to disclose to the full Board certain information relating to related person transactions for review, approval or ratification by the Board. Disclosure to the Board should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. The Board's decision whether or not to approve or ratify a related person transaction is to be made in light of the Board's determination as to whether the relationship is believed by the Board to serve the best interests of the Company and its shareholders and whether the relationship should be continued or eliminated. The Board may delegate some or all of its authority relating to related person transactions to the audit committee.

Compensation Committee Interlocks and Insider Participation

Ms. Quadracci, who serves on the compensation committee of the Board, is also employed by the Company as President of Quad/Creative and Publisher of Milwaukee Magazine. The employment agreement setting the terms of Ms. Quadracci's employment in these positions provided for an initial base salary of $155,000 per year (with the possibility of, but no requirement for, periodic increases), eligibility for annual cash performance bonuses, long-term incentive compensation and fringe benefits on a basis consistent with Quad/Graphics' executive officers and four weeks of vacation and personal use of Quad/Graphics' corporate aircraft. The employment agreement also provides for benefits on certain terminations of employment similar to the benefits provided by the Company's named executive officers' employment agreements described later in this proxy statement under “Compensation of Executive Officers—Potential Payments Upon Termination or Change of Control.” Ms. Quadracci's compensation for 2012 in connection with her employment arrangement was $489,653, which included base salary, bonus, the aggregate grant date fair value of equity awards granted to her in 2012, the aggregate incremental cost to the Company of Ms. Quadracci's personal use of the corporate aircraft (which includes fuel, operating expenses and repair costs attributable to personal use), a car allowance, 401(k) matching contribution, a profit sharing contribution (which was for 2011, but paid in 2012), executive medical benefits, reimbursement of tax preparation expenses, a portion of the salary paid to a Company employee attributable to time spent on personal business for Ms. Quadracci and imputed income from an interest-free loan under the Quad/Graphics Voting Trust purchase plan described under “—Certain Other Relationships and Related Person Transactions.”

Ms. Quadracci received a payment of $2,280,000 in 2012 under a salary continuation death benefit provided by Quad/Graphics to her late husband, Harry V. Quadracci.

Ms. Quadracci received various services from the Company or its affiliates during 2012 that included maintenance of the interior and exterior of her personal residences and catering services, for which Ms. Quadracci fully reimbursed the Company or its affiliates. Ms. Quadracci's payments to the Company or its affiliates in reimbursement for these services during 2012 totaled $201,830.

Mr. Abraham, who serves on the compensation committee of the Board, is also a partner with the law firm Foley & Lardner LLP. The Company retains Foley & Lardner LLP to perform legal services from time to time and paid Foley & Lardner LLP $587,846 in legal fees during 2012.

Certain Other Relationships and Related Person Transactions

In addition to the related person transactions described under “—Compensation Committee Interlocks and Insider Participation” above, the following is a description of transactions since January 1, 2012 to which the Company has been a party, in which the amount involved in the transaction exceeded or will exceed $120,000, and in which any of the Company's directors, executive officers or beneficial holders of more than 5% of the Common Stock had or will have a direct or indirect material interest.

J. Joel Quadracci, the chairman, president and chief executive officer and a significant shareholder of the Company, received various services from the Company or its affiliates during 2012 that included maintenance of the interior and exterior of his personal residences and catering services, for which Mr. Quadracci fully reimbursed the Company or its affiliates. Mr. Quadracci's payments to the Company or its affiliates in reimbursement for these services during 2012 totaled $78,890.

Christopher B. Harned, a director of the Company, and Elizabeth Quadracci Harned, Mr. Harned's wife, Betty Ewens Quadracci's daughter and J. Joel Quadracci's sister, received various services from the Company or its affiliates during 2012 that included use of the corporate aircraft, maintenance of the interior and exterior of their personal residences and catering services, for which Mr. Harned and Ms. Quadracci Harned fully reimbursed the Company or its affiliates. Their payments to the Company or its affiliates in reimbursement for these services during 2012 totaled $49,439.

Craig C. Faust, the president of commercial and specialty of the Company and the former president, chief executive officer and founder of HGI Company, LLC (sometimes referred to as HGI), is the owner or co-owner of three facilities that affiliates of HGI lease. Quad/Graphics acquired a 47% interest in HGI in February 2010 and purchased the remaining 53% of HGI's equity interests in October 2010. The lease terms end in February 2017 (two of the leases) and February 2025 (the third lease). The total rental payments under the leases during 2012 was $996,840.

From January 1, 2005 to July 1, 2010, the Company was treated as an S corporation for Federal and state income tax purposes. In connection therewith, the Company and its then shareholders entered into an agreement pursuant to which each shareholder was required to include on the shareholder's return their pro rata share of Quad/Graphics' income, gain, loss and deductions and to pay the income taxes resulting from such inclusion. Per the agreement, the Company was obligated to make tax distributions to each shareholder equal to the amount of such income taxes, subject to certain assumptions, qualifications and exceptions. Each of the Company's executive officers and directors who were shareholders of Quad/Graphics during the S corporation periods received their pro rata portion of such tax distributions, as did all other Company shareholders during those periods. Simultaneously with the consummation of the acquisition of World Color Press on July 2, 2010, the Company's S corporation election was terminated. As a result, tax distributions are no longer required to be made to the Company's shareholders. However, the Company still has a contractual obligation to continue to make payments to the shareholders of record during the S corporation periods in an amount sufficient to pay the taxes arising from their pro rata share of Quad/Graphics' income for such periods, including any adjustments to Quad/Graphics' income for such prior periods due to tax audits or otherwise.

From 1988 to 1992, Quad/Graphics maintained a voting trust purchase plan for certain directors and officers to allow them to increase their ownership in the Company. Under the plan, the Company offered its officers and directors who were beneficiaries of the Quad/Graphics Voting Trust at the time an interest free loan to be used to purchase shares of the Company's common stock, to be secured by the purchased shares. Interest on these loans is imputed monthly to the borrower as required by the Internal Revenue Code of 1986, as amended. Repayment of the loans is required upon the earliest of: (i) 5 years after the borrower's employment or service termination, (ii) the sale of the purchased shares and (iii) the borrower's death. Betty Ewens Quadracci and John C. Fowler participated in the voting trust purchase plan and had loans outstanding as of December 31, 2012 in the amount of $216,781 and $216,778, respectively.

Elizabeth Fowler, Mr. Fowler's daughter, is employed by the Company as a sales manager. Her total compensation for 2012 was $154,559, consisting of base salary, bonus, a 401(k) matching contribution and a profit sharing contribution (which was for 2011, but paid in 2012).

Dan Frankowski, a brother of Thomas J. Frankowski, an executive officer of the Company, is employed by the Company as a plant director. His compensation for 2012 was $309,168, consisting of base salary, bonus, a car allowance, the aggregate grant date fair value of equity awards granted to him in 2012, and a profit sharing contribution (which was for 2011, but paid in 2012).

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board, the audit committee assists the Board in fulfilling its oversight responsibilities with respect to the reliability of financial reporting, the effectiveness of internal control over financial reporting, the process for monitoring compliance with corporate codes of conduct, control of the internal auditors and audit functions and control over the independence and qualifications of the independent external auditors and audit functions.

In fulfilling its responsibilities, the audit committee:

•
Reviewed and discussed the audited financial statements for the year ended December 31, 2012 with the Company's management and Deloitte & Touche LLP, the independent public accounting firm for Quad/Graphics;

•	Reviewed and discussed with management and Deloitte & Touche LLP the assessment and audit of the Company's internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act;

•
Discussed with Deloitte & Touche LLP the matters required to be discussed by AU Section 380 of the Public Company Accounting Oversight Board, Communication With Audit Committees, and Rule 2-07 of Regulation S-X; and

•
Received from Deloitte & Touche LLP the written disclosures and letter required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with Deloitte & Touche LLP its independence.

The audit committee also discussed with the Company's internal auditors the overall scope and plans for its audit. The audit committee met periodically with the internal auditors to discuss the results of their examinations and their evaluation of the Company's internal controls. The audit committee also periodically met and discussed with management and Deloitte & Touche LLP, with and without management present, such other matters as it deemed appropriate.

Based on the foregoing review and discussions, and relying thereon, the audit committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 to be filed with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE

Douglas P. Buth, Chairperson
John S. Shiely
Thomas O. Ryder

STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth certain information regarding the beneficial ownership of the Company's class A common stock and class B common stock as of April 1, 2013 by: (1) each director and director nominee; (2) each of the executive officers named in the Summary Compensation Table; (3) all of the directors, director nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group; and (4) each person or entity known to us to be the beneficial owner of more than 5% of any class of the Common Stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned. The footnotes also indicate instances in which the same shares are reported as held by two or more holders. For example, the 6,291,628 shares of class A common stock reported as held by BMO Financial Corp. and Marshall & Ilsley Trust Company include 5,881,260 shares of class A common stock also reported as held in the Quad/Graphics Employee Stock Ownership Plan (sometimes referred to as the Quad/Graphics ESOP). As of April 1, 2013, there were 33,394,030 shares of class A common stock and 14,198,464 shares of class B common stock outstanding.

	Shares Beneficially Owned
	Class A Common Stock			Class B Common Stock(1)
Name of Beneficial Owners	Shares		%	Shares	%

Directors and Executive Officers

J. Joel Quadracci(2)	683,821		2.03%	135,264	*
John C. Fowler(3)	614,812		1.82%	851,614	6.00%
Thomas J. Frankowski(4)	181,333		*	—	—
David A. Blais(5)	173,785		*	—	—
Gregg A. Bolt(6)	59,561		*	—	—
Betty Ewens Quadracci(7)	1,128,570		3.38%	851,614	6.00%
William J. Abraham, Jr.(8)	54,472		*	—	—
Douglas P. Buth(9)	34,438		*	—	—
Christopher B. Harned(10)	117,269		*	105,800	*
Thomas O. Ryder(11)	16,938		*	—	—
John S. Shiely(12)	49,972		*	—	—
All directors, nominees and executive officers as a group (18 persons)(13)	3,490,795		10.05%	1,092,678	7.70%

Other Holders

Quad/Graphics Voting Trust(14)	10,046		*	12,508,200	88.10%
Quad/Graphics ESOP(15)	5,881,260		17.61%	—	—
BMO Financial Corp. and BMO Trust(16)	6,291,628	(17)	18.84%	—	—
FMR LLC; Fidelity(18)	6,270,000		18.78%	—	—
Centerbridge; Messrs. Gallogly and Aronson(19)	2,281,072		6.83%	—	—
Angelo, Gordon & Co., L.P.(20)	2,203,161		6.60%	—	—
______________________________
* Denotes less than 1%

(1)	Each share of class B common stock is convertible at any time into one share of class A common stock.

(2)
Includes 347,683 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of April 1, 2013 and 18,366 shares of class B common stock held by trusts of which he is the trustee or co-trustee and a potential beneficiary. Does not include shares that have been deposited into various trusts, including the Quad/Graphics Voting Trust, for the benefit or potential benefit of Mr. Quadracci, over which Mr. Quadracci has no investment or voting control and no right to obtain such control within 60 days of April 1, 2013. Does not include shares that are held by trusts, including the Quad/Graphics Voting Trust, of which Mr. Quadracci is one of three or more trustees since, as one of multiple trustees who must act by majority vote, Mr. Quadracci does not have voting or investment control over such shares. Includes 61,340 shares of class A common stock and 114,381 shares of class B common stock currently pledged as security.

(3)
Includes 420,656 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of April 1, 2013, 17,471 shares of class A common stock and 51,614 shares of class B common stock held by a trust reported in note (7) below of which Mr. Fowler is co-trustee but not a beneficiary, and 800,000 shares of class B common stock held by grantor retained annuity trusts (sometimes referred to as GRATs) established, and reported in note (7) below, by Ms. Quadracci of which Mr. Fowler is the trustee but not a beneficiary. Also includes 35,000 shares of class A common stock currently pledged as security. Does not include shares that are held by trusts of which Mr. Fowler is one of three or more trustees since, as one of multiple trustees who must act by majority vote, Mr. Fowler does not have voting or investment control over such shares.

(4)	Includes 96,847 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of April 1, 2013.

(5)
Includes 115,313 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of April 1, 2013. Does not include shares that are held by the Quad/Graphics Voting Trust, of which Mr. Blais is one of four trustees since, as one of multiple trustees who must act by majority vote, Mr. Blais does not have voting or investment control over such shares.

(6)	Includes 21,654 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of April 1, 2013. Mr. Bolt resigned as of January 31, 2013.

(7)
Includes 10,130 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of April 1, 2013, 11,864 shares of class A common stock held by trusts of which Ms. Quadracci is the sole trustee but not a beneficiary, 1,424 shares of class A common stock held by a trust of which Ms. Quadracci is co-trustee but not a beneficiary, and 800,000 shares of class B common stock held by GRATs established by Ms. Quadracci. Does not include shares that have been deposited into various trusts, including the Quad/Graphics Voting Trust, for the benefit or potential benefit of Ms. Quadracci, over which Ms. Quadracci has no investment or voting control and no right to obtain such control within 60 days of April 1, 2013. Does not include shares that are held by trusts, including the Quad/Graphics Voting Trust, of which Ms. Quadracci is one of three or more trustees since, as one of multiple trustees who must act by majority vote, Ms. Quadracci does not have voting or investment control over such shares. Includes 451,111 shares of class A common stock currently pledged as security.

(8)
Includes 22,500 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of April 1, 2013 and 16,972 shares of class A common stock attributable to deferred stock units that could be received within 60 days of April 1, 2013.

(9)
Includes 17,500 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of April 1, 2013 and 14,187 shares of class A common stock attributable to deferred stock units that could be received within 60 days of April 1, 2013.

(10)
Includes 17,500 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of April 1, 2013, 14,187 shares of class A common stock attributable to deferred stock units that could be received within 60 days of April 1, 2013, 60,304 shares of class A common stock and 104,077 shares of class B common stock held by his spouse, and 1,723 shares of class B common stock held by a trust of which Mr. Harned is co-trustee. Does not include shares that are held by trusts of which Mr. Harned is one of three or more trustees since, as one of multiple trustees who must act by majority vote, Mr. Harned does not have voting or investment control over such shares. Includes 79,831 shares of class A common stock and 96,752 shares of class B common stock currently pledged as security.

(11)	Includes 14,187 shares of class A common stock attributable to deferred stock units that could be received within 60 days of April 1, 2013.

(12)
Includes 22,500 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of April 1, 2013 and 16,972 shares of class A common stock attributable to deferred stock units that could be received within 60 days of April 1, 2013.

(13)
Includes 1,273,337 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of April 1, 2013 and 76,505 shares of class A common stock attributable to deferred stock units that could be received within 60 days of April 1, 2013. Does not include Mr. Bolt, who resigned as of January 31, 2013.

(14)
Some of the shares of class A common stock and class B common stock owned by the Quadracci family members have been deposited into the Quad/Graphics Voting Trust, pursuant to which the four trustees thereof (currently J. Joel Quadracci, Betty Ewens Quadracci, Elizabeth Quadracci Harned and David Blais), acting by majority action, have shared voting power and shared investment power over all such shares other than 5,569,004 shares of class B common stock as to which Ms. Quadracci has released her rights as trustee to facilitate certain estate planning transactions. The terms of the Quad/Graphics Voting Trust are more particularly described below under “—Quad/Graphics Voting Trust.” The address of the Quad/Graphics Voting Trust is N61 W23044 Harry's Way, Sussex, Wisconsin 53089.

(15)	The custodian of the Quad/Graphics ESOP is BMO Harris Bank N.A. (sometimes referred to as BMO Trust) and its address is 111 E. Kilbourn Ave., Suite 200, Milwaukee, Wisconsin 53202.

(16)
The number of shares owned set forth in the table is as of or about December 31, 2012 as reported by BMO Financial Corp., nineteen of its subsidiaries including BMO Trust, and its parent, Bank of Montreal (sometimes referred to collectively as BMO), in its amended Schedule 13G filed with the Securities and Exchange Commission. BMO Trust is the custodian of the Quad/Graphics ESOP and, therefore, both BMO and BMO Trust specifically disclaim beneficial ownership of the shares of class A common stock held by the Quad/Graphics ESOP. The address for BMO is 111 W. Monroe Street, P.O. Box 755, Chicago, Illinois 60690 and the address for BMO Trust is 111 E. Kilbourn Ave., Suite 200, Milwaukee, Wisconsin 53202. BMO reports sole voting power over 402,602 of these shares, shared voting power over 5,881,685 of these shares, sole dispositive power over 402,502 of these shares and shared dispositive power over 5,889,126 of these shares.

(17)	Includes the 5,881,260 shares of class A common stock held in the Quad/Graphics ESOP.

(18)
The number of shares owned set forth in the table is as of or about December 31, 2012 as reported by FMR LLC, Edward C. Johnson 3d, Fidelity Management & Research Company, Fidelity Small Cap Discovery Fund and Fidelity Small Cap Value Fund (sometimes referred to collectively as Fidelity), in its amended Schedule 13G filed with the Securities and Exchange Commission. The address for this shareholder is 82 Devonshire Street, Boston, Massachusetts 02109. Fidelity reports no voting power and sole dispositive power with respect to all of these shares.

(19)
The number of shares owned set forth in the table is as of or about December 31, 2012 as reported by Mark T. Gallogly, Jeffrey H. Aronson and fourteen Centerbridge entities, including Centerbridge Credit Partners Master, L.P. (sometimes referred to collectively as Centerbridge), in its amended Schedule 13G filed with the Securities and Exchange Commission. The address for this shareholder is 375 Park Avenue, 12th Floor, New York, New York 10152. Centerbridge reports shared voting and dispositive power with respect to all of these shares.

(20)
The number of shares owned set forth in the table is as of or about December 31, 2012 as reported by Angelo, Gordon & Co., L.P. and John M. Angelo and Michael L. Gordon (sometimes referred to collectively as Angelo Gordon) in its amended Schedule 13G filed with the Securities and Exchange Commission. The address for this shareholder is 245 Park Avenue, 26th Floor, New York, New York 10167.

Quad/Graphics Voting Trust

To help ensure the continuity and stability of the management of Quad/Graphics, various members of the Quadracci family, including certain affiliated entities, entered into a voting trust agreement in September 1982, which has been subsequently amended. Pursuant to the voting trust agreement, as amended, certain shares of Quad/Graphics Common Stock held by such individuals and entities have been deposited into the Quad/Graphics Voting Trust.

Under the Quad/Graphics Voting Trust, the four trustees (currently J. Joel Quadracci, Betty Ewens Quadracci, Elizabeth Quadracci Harned and David Blais) are vested with the full legal title to all Common Stock and any other securities of the Company that have been deposited thereunder, with all rights and power of the owner and holder of the stock of whatever nature necessary to enable the trustees to exercise the powers vested in them under the agreement, except that, to facilitate certain estate planning transactions, Ms. Quadracci has released her rights as trustee with respect to 5,569,004 shares of the class B common stock in the Quad/Graphics Voting Trust. The rights held by the trustees under the Quad/Graphics Voting Trust include the shared right to vote the shares (subject to certain exceptions noted below), the right to become parties to or prosecute or intervene in any legal or administrative proceedings affecting the stock, the Company or the powers, duties and obligations of the trustee, the right to transfer the stock into their names as trustee or into the name of other nominees, the right to enter into shareholder agreements and the right to exercise all rights and preferences of the stock. Except as otherwise provided in the voting trust agreement, the trustees act by majority vote (or unanimous vote if there are only two trustees).

The Quad/Graphics Voting Trust provides that the trustees shall exercise their judgment to select suitable directors of the Company and to vote on such other matters that may come before them at shareholder meetings. Without approval of the beneficiaries holding trust certificates representing two-thirds of the stock held under the Quad/Graphics Voting Trust, however, the trustees do not have the power to vote the stock in favor of the merger or consolidation of the Company, the sale or exchange of all, or substantially all, of the voting securities of the Company, the sale, lease or exchange of all, or substantially all, of the property and assets of the Company, the total or partial liquidation of the Company, the dissolution of the Company, any act that is likely to lead to a public offering, any issuance of Company securities if it would result in the stock held by the trustees not having the power to elect a majority of the Company's board of directors or any amendment to the Company's amended and restated articles of incorporation that would diminish the rights reserved to the trust beneficiaries.

The deposited shares may be withdrawn from the Quad/Graphics Voting Trust by a beneficiary prior to the expiration or termination of the Quad/Graphics Voting Trust only if there is an amendment to the voting trust agreement that is determined to materially adversely affect that particular beneficiary or a particular group of beneficiaries and if the trustees allow such withdrawal. Notwithstanding the foregoing, certain de minimis withdrawals from the Quad/Graphics Voting Trust are permitted and the trustees may, by unanimous vote, permit stock to be withdrawn, but, subject to certain exceptions, the withdrawn stock will be converted into, or exchanged for, class A common stock.

The Quad/Graphics Voting Trust is perpetual. Notwithstanding the foregoing, the voting trust agreement may be terminated by the unanimous vote of the trustees and a two-thirds vote of beneficiaries. The voting trust agreement automatically terminates when none of the stock held by the trustees under the agreement possess voting rights, upon the sale, dissolution or liquidation of the Company, upon the sale of substantially all of its assets, or upon a merger, reorganization, combination or exchange of stock involving the Company that results in the securities under the voting trust agreement constituting less than ten percent of the votes entitled to be cast in an election of directors of the surviving or successor entity.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This compensation discussion and analysis relates to the material elements of compensation awarded to, earned by, or paid to the individuals listed in the Summary Compensation Table, sometimes referred to as our NEOs, for 2012. This compensation discussion and analysis also discusses events that took place prior or subsequent to 2012 to the extent they are material to understanding 2012 compensation.

Summary of 2012 Compensation Actions

In 2012, our compensation committee continued its focus on structuring our compensation arrangements in keeping with our compensation philosophy, which is described below under “Overview of our Executive Compensation Philosophy and Design.” Actions taken or approved by our compensation committee relative to the compensation programs for our executive officers for 2012 included the following:

•
Evaluation of the performance achieved in the final year of our cash incentive program under the Synergy Rewards Program, or SRP. This plan was designed to motivate and reward our executive officers and other employees to realize certain synergy-related objectives in connection with our integration of World Color Press Inc., sometimes referred to as World Color Press, which we acquired in 2010.

•	Review of the performance of our chairman and chief executive officer and determination of his total compensation.

•
Review of the performance of our other executive officers, including our NEOs, and other key employees with assistance from senior management and determination of the structure and amount of annual cash incentive awards for 2012.

•
Renewal of the committee's engagement of Meridian, a nationally-recognized compensation consulting firm, to serve as the committee's independent compensation consultant and provide recommendations and advice on our executive and director compensation programs. Meridian is an executive compensation consultancy and does not provide any services unrelated to executive compensation and associated governance. The committee assessed the independence of Meridian pursuant to Securities and Exchange Commission rules and concluded that Meridian's work for the committee does not raise any conflict of interest.

•	Comprehensive review of our succession plan for officers, based on the committee's view of our officers' individual performance and potential.

•
Modification of the mix of our long-term incentives beginning in 2013 to a mixture of performance share units and restricted stock rather than, as in previous years, a mixture of stock options and restricted stock.

Other Highlights of Our Compensation Programs

We periodically review best practices in the area of executive compensation and update our compensation policies and practices to reflect those that we believe are appropriate for our company, including the following:

•	Pay for performance—A substantial fraction of NEO total compensation is tied to the operating performance of our company.

•	No option repricing—Our equity compensation plan does not permit repricing of stock options.

•	Compensation risk management—We periodically review our pay practices to ensure that they do not encourage excessive risk taking.

•	Bonuses and salary increases must be earned—We do not guarantee salary increases or bonuses for our executive officers.

•	Stock ownership—We maintain stock ownership guidelines for our directors and executive officers, including our NEOs.

Say on Pay Vote

In May 2011, we held our first advisory shareholder vote on the compensation of our NEOs (our first “say on pay” vote) at our annual shareholders' meeting. Consistent with the recommendation of our board of directors, our shareholders approved our executive compensation, with more than 97% of votes cast in favor. Our compensation committee considered these voting results and, consistent with the strong vote of shareholder approval they represented, elected not to undertake any material changes to our executive compensation programs in response to the outcome of the vote. In keeping with the recommendation of our board of directors, our shareholders also expressed a preference that future advisory shareholder votes on the compensation of our NEOs be held on a triennial basis and, as previously disclosed, our board of directors determined to hold a say on pay vote every three years until the next required advisory vote on the frequency of future say on pay votes. Accordingly, the next say on pay vote will be at our annual shareholders' meeting in 2014.

Overview of our Executive Compensation Philosophy and Design

We believe that a skilled, experienced and dedicated senior management team is essential to our future success as a company and to building shareholder value. There are three principal objectives that our executive compensation programs are designed to achieve:

•
To encourage executives to “think like an owner” – through our compensation programs, we seek to align the interests, perspectives and decision-making of our executive officers with the interests of our shareholders, which have been primarily long-term value creation balanced against risk.

•
To continue to attract and retain top talent as our business becomes more complex as a result of our operational growth beyond our core print operations, our geographical expansion to include more international operations and our organizational growth as a result of acquisitions.

•	To drive long-term share value by encouraging individual behaviors that we believe contribute to our overall corporate performance.

In light of these ideas, in establishing our compensation policies and practices for our NEOs, our compensation committee seeks to reward our NEOs for achieving performance goals and creating long-term value for our shareholders, for loyalty to our company and for individual actions that the committee believes are productive in the context of our corporate objectives.

Setting Executive Compensation

Our board of directors, the compensation committee and our chief executive officer each play a role in setting the compensation of our NEOs. Our board of directors appoints the members of the compensation committee and delegates to the committee the direct responsibility for overseeing the design and administration of our executive compensation programs. The compensation committee is currently comprised of John S. Shiely (chairman), Douglas P. Buth, Betty Ewens Quadracci and William J. Abraham, Jr.

The compensation committee has primary responsibility for the following:

•	Determining and approving our compensation philosophy;

•
Reviewing, monitoring, administering and establishing (or, in the case of our chief executive officer, recommending to our board of directors) the annual salary, bonuses and other compensation and benefits of our executive officers;

•	Establishing incentive compensation plans for our executive officers;

•	Reviewing and approving (or, in the case of our chief executive officer, recommending to our board of directors) corporate and other objectives relevant to the compensation of our executive officers;

•
Evaluating the performance of our executive officers in light of these objectives and determining and approving (or, in the case of our chief executive officer, recommending to our board of directors) our executive officers' compensation levels based on this evaluation;

•
Reviewing and approving (or, in the case of our chief executive officer, recommending to our board of directors) the terms of employment and other material agreements between us and our executive officers;

•
Approving or making recommendations to our board of directors on compensation and human resources policies, programs and plans, including management development and succession plans and our incentive plans;

•	Determining stock ownership guidelines for our executive officers and directors and monitoring compliance with such guidelines; and

•	Reviewing and making recommendations to our board of directors concerning director compensation.

Our compensation committee also has responsibility for, on an annual basis, preparing a report regarding executive officer compensation for inclusion in our annual proxy statement and reviewing and evaluating our policies and practices in compensating employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives.

In connection with its review and determinations concerning executive officer compensation and benefits and its preparation of the report regarding executive officer compensation for inclusion in our annual proxy statement, our compensation committee takes into consideration say on pay votes. The committee is also responsible for determining and recommending to our board of directors a desired frequency for future say on pay votes to be proposed to our shareholders at least once every six years, taking into consideration prior shareholder votes.

The compensation committee has authority to establish subcommittees and delegate authority to such subcommittees to accomplish the duties and responsibilities of the committee. Under this authority, the compensation committee has established a subcommittee consisting of Messrs. Shiely and Buth to discharge the responsibilities of compensation committee with respect to compensation intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and with respect to certain equity awards and transactions intended to be exempt from Section 16(b) of the Exchange Act. References to the compensation committee in the context of performance-based compensation and equity awards to the NEOs in this compensation discussion and analysis include the subcommittee.

The compensation committee, with the assistance of our chief executive officer, annually reviews and determines compensation levels for the NEOs. Our chief executive officer makes recommendations to the compensation committee regarding the compensation of the NEOs (other than his own). The committee considers the compensation opportunities for our chief executive officer, which are then recommended to the full board for approval.

Elements of Compensation

Compensation elements for our NEOs consist of the following:

•
Base Salary. Base salary is an essential and expected form of compensation to be competitive in the marketplace. Its purpose is to compensate for services rendered and to provide a steady source of income for living expenses throughout the year.

•
Annual Cash Incentive Compensation. Our executive officers are eligible for annual cash incentive awards under the company's incentive compensation program. Please note that, while annual cash incentive awards may be referred to as “bonuses” in this discussion, the award amounts are reported in the Summary Compensation Table under the column titled “Non-Equity Incentive Plan Compensation” pursuant to the SEC's regulations.

The purpose of the short-term incentive program is to motivate and reward for the achievement of key financial performance objectives. Within the overall context of our pay philosophy and culture, the program:

•	Provides competitive levels of total cash compensation;

•	Aligns pay with organizational and individual performance; and

•	Focuses executive attention on key business metrics.

•
Long-Term Incentive Compensation. The compensation committee believes that long-term incentive awards enhance the alignment of the interests of our NEOs with shareholders and are a strong retention tool. For these reasons, in 2012, as in previous years, we provided a significant component of our NEOs' compensation through means of long-term incentive awards. The 2012 long-term incentive awards consisted of stock options and restricted stock subject to a vesting schedule. The compensation committee and management believe that stock options are performance based and when coupled with vesting requirements align the long term interests of our NEOs with the interests of our shareholders by linking their compensation to the value of our common stock. To strengthen the alignment with shareholders and facilitate retention while still providing a total compensation package consistent with prevailing market practice, we also granted restricted stock to our NEOs.

In 2012, our compensation committee determined that, beginning in 2013, it would alter the mix of long-term incentive compensation that we offer to our executive officers by moving to a mix of performance share units and restricted stock rather than, as in previous years, a mixture of stock options and restricted stock. The performance share units will be earned only if predetermined corporate performance targets are achieved over a three year performance period. The compensation committee determined to add performance share units as an element of long-term incentive compensation to, among other things, provide a substantial performance orientation, align more closely the economic incentives of our executives with the metrics by which we measure our company's performance and enhance the efficiency in our usage of our available shares under our 2010 Omnibus Incentive Plan, sometimes referred to as our 2010 Plan.

•
Synergy Rewards Program (SRP). Effective upon the completion of the acquisition of World Color Press in 2010 our board of directors adopted an integration bonus plan called the Synergy Rewards Program for certain key employees, including our NEOs (with the ability to include additional employees under the program), who were expected to be instrumental in, and devote a significant amount of their time to, achieving synergies related to the acquisition. Our board of directors adopted the Synergy Rewards Program to ensure that a portion of the participants' compensation would be tied directly to the achievement of our synergy objectives. We achieved and maintained annualized synergy savings levels relating to the acquisition of World Color Press of between $275 million and $300 million, resulting in the payment to participants in the Synergy Rewards Program of bonuses of three times the target levels. The amounts paid to our NEOs are shown in the Summary Compensation Table under the column titled “Non-Equity Incentive Plan Compensation.” These award amounts reflected adjustments by the compensation committee to take into account costs to achieve synergies.

•
Retirement and Other Benefits. To provide a competitive compensation package to our employees, including our NEOs, we sponsor pension and welfare benefit plans, some of which are broadly available to all of our full-time employees in the United States and some of which include enhanced benefits for executives. In addition, we provide certain limited perquisites to our NEOs. These benefits, as they relate to our NEOs, are discussed and analyzed more extensively below under “Determining the Amount of Each Element of Compensation – Retirement and Other Benefits.”

Determining the Amount of Each Element of Compensation

Role of Benchmarking

As part of its decision making process, the compensation committee will from time to time engage Meridian to conduct a benchmarking study of executive compensation levels and practices. This market information is used to help inform and shape decisions, but is neither the only nor the determinative factor in making compensation decisions. Rather, it is part of a multitude of factors that influence executive compensation decisions.

A benchmarking study was commissioned by the compensation committee and performed by Meridian in 2010. For purposes of the 2010 benchmarking analysis, the compensation committee and management selected a comparator group of 33 companies, sometimes referred to as the comparable companies, on the basis of their similarity to our company in revenue size, geographic location and industry sector. The intent was to gain an understanding of market practices from a broad cross section of general industrial and service companies. The companies chosen had annual revenues at the time of their selection ranging from approximately $1.2 billion to $11.8 billion, with median annual revenue of $4.5 billion, and either were in the printing, distribution and business services sectors or were in other industrial or manufacturing sectors and were based in the Midwest. All of the comparable companies were participants in a single database (the AonHewitt Total Compensation Measurement database), ensuring comparable methodology.

The companies included were as follows:

• Automatic Data Processing	• Kohler Company
• Autozone, Inc.	• McGraw-Hill Companies
• Avis Budget Group Inc.	• NCR Corp.
• Boise, Inc.	• Packaging Corporation of America
• Borg Warner Inc.	• Pactiv Corporation
• Brady Corporation	• Pitney Bowes, Inc.
• Cooper Industries, Inc.	• R.R. Donnelley & Sons Company
• Deluxe Corporation	• Rockwell Automation
• Dover Corporation	• Ryder Systems Inc.
• Dun & Bradstreet Corporation	• S.C. Johnson Consumer Products
• Ecolab, Inc.	• Sonoco Products Company
• Fiserv, Inc.	• Temple-Inland, Inc.
• FMC Technologies Inc.	• Unisys Corp.
• Graphic Packaging Holding Company	• Valassis Communications Inc.
• Hallmark Cards, Inc.	• W. W. Grainger, Inc.
• Harley-Davidson Motor Company Inc.	• Waste Management, Inc.
• Iron Mountain, Inc.

Meridian used regression analysis to size-adjust the market values (a common convention in estimating the market value of compensation).

2012 Process

In setting the amount of each element of compensation for our NEOs in 2012, the compensation committee followed the process described below.

Base Salary and Annual Incentive Compensation

The compensation committee determined that executive base salary and target annual cash incentive compensation would generally remain unchanged from 2011 due to the economic and industry challenges management expected our company to face in 2012, with exceptions to reflect promotions or other changes in responsibilities. As such, the compensation committee did not rely on benchmarking information in setting 2012 base salaries for our NEOs. The only NEO whose base salary changed in 2012 was Mr. Bolt, for whom management recommended, and the compensation committee approved, an increased annual base salary from $350,000 to $450,000. This change was to recognize Mr. Bolt's election to the role of Executive Vice President – Human Resources and to set his base salary and target annual cash incentive compensation at a level equal to our executive vice presidents (other than our chief financial officer). In approving the changes to Mr. Bolt's base salary and target annual incentive compensation, the compensation committee did review the 2010 Meridian benchmarking information and noted that the change would place Mr. Bolt's total target cash compensation approximately 55% above the 50th percentile relative to similar positions at the comparable companies. The compensation committee believed that the above-median level of total target cash compensation was appropriate for Mr. Bolt based on his experience and performance, the committee's desire to maintain internal pay equity among the executive vice presidents and its belief that the benchmarking data undervalued the similar positions at the comparable companies relative to the importance of Mr. Bolt's position to our company.

For the annual cash incentive compensation of our NEOs, in early 2012, the compensation committee identified the following performance measures that would be used to measure corporate performance for 2012:

•	Adjusted EBITDA, with a target of $573 million.

•	Adjusted EBITDA margin, with a target of 14.3%.

•	Net sales, with a target of $4.0 billion.

•	Recurring free cash flow, with a target of $334 million.

In addition, the compensation committee identified strategic objectives for the year, consisting of the following:

•	Implementation of a value creation model for the company as a whole and for major geographical business units.

•	Customer retention, satisfaction and market share growth.

•	Leveraging of growth opportunities in adjacent businesses and international growth.

•	Reduction in balance sheet risk and leverage.

•	Driving a culture of continuous improvement and being a low cost producer.

•	Streamlining our organizational structure and ensuring effective succession.

The compensation committee selected these performance measures because they are among the key performance metrics used by our board to evaluate our corporate performance. As in previous years, these performance measures and strategic objectives were to be evaluated by our compensation committee as a whole in determining payments under the annual incentive compensation program, without any specific weight being assigned to any of the measures or objectives, and without any of the objectives alone being decisive in the compensation committee's decisions. Adjusted EBITDA is defined as net earnings (loss) plus interest expense, income tax expense, depreciation and amortization, restructuring, impairment and transaction-related charges, loss on debt extinguishment, and loss from discontinued operations, net of tax. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net sales. Recurring free cash flow is defined as net cash provided by operating activities plus non-recurring (restructuring and bankruptcy) payments less purchases of property, plant and equipment.

In early 2012, the compensation committee also left the base salary percentages representing the threshold, target and maximum payment levels under our annual cash incentive program for 2012 unchanged from 2011. The threshold, target and maximum potential payment levels are shown in the “Grants of Plan-Based Awards” Table below. For a group of six individuals, including each of our NEOs except Mr. Fowler, these potential payment levels were also subject to a separate threshold requirement pursuant to which payments at any level would be made only if our net sales for 2012 exceeded $3.0 billion.

In December 2012 and February 2013, the compensation committee determined that the level of performance required for payment of bonuses at the previously identified threshold levels had been satisfied. Adjusted EBITDA for 2012 was $566 million; adjusted EBITDA margin was 13.8%; net sales were $4.1 billion; and recurring free cash flow was $375 million. Accordingly, the committee approved (and recommended to the full Board for approval, in the case of Mr. Quadracci), bonus amounts at the threshold level. The bonus amounts actually paid to our NEOs for 2012 are indicated in the Summary Compensation Table under the column titled “Non-Equity Incentive Plan Compensation.”

Long-Term Incentive Compensation

2012 Annual Equity Awards. In December 2011, the compensation committee determined that for 2012 long-term incentive awards the NEOs would receive:

•	Restricted shares with a value equal to 50% of the 2011 target value; and

•	Stock options covering the same number of shares as in 2011.

The committee recognized that this method of determining the long-term incentives for 2012 would result in the target value of each of our NEOs' total equity awards (including stock options and restricted shares) being below the 50th percentile of the equity compensation offered by comparable companies for similar positions. The committee believed that this method was appropriate, however, because granting awards with a target value at or above the 50th percentile would have required more shares than the committee thought fitting or prudent. The committee also believed that lower target values were appropriate in light of the economic and industry challenges management expected our company to face in 2012. The number of restricted shares to be granted in 2012 based on 50% of the 2011 target value was determined using the 10-day volume weighted average price, sometimes referred to as “VWAP,” from November 28, 2011 until December 9, 2011, and the exercise price of the options was determined using a 9-day irrevocable VWAP from December 19, 2011 through December 31, 2011. The stock options were granted initially subject to forfeiture, becoming vested and exercisable in installments of one-third of the total number of option shares on each of the second, third and fourth anniversaries of the date of grant, contingent on the NEO's continued employment until the applicable vesting date. The restricted shares were granted initially subject to forfeiture and will cliff-vest on the third anniversary of the date of grant, provided that the NEO remains continuously employed until that date.

The number of shares of Common Stock covered by the equity awards granted to each of our NEOs in 2012 is reflected in the Grants of Plan-Based Awards table below. The compensation committee intends to continue to award long-term incentive awards to our executives on an annual basis in the future, although more frequent awards may be made at the discretion of the compensation committee on other occasions, such as in the case of promotions or newly hired executives.

Synergy Rewards Program

Our board of directors established the aggregate target award opportunities under the SRP at a level commensurate with the value that could be created for shareholders if the anticipated synergies were achieved. Individual targets for each NEO were determined by our board of directors based on the individual NEO's annual bonus target. Accordingly, our compensation committee decided that the target award opportunity for our NEOs under the SRP would be from one times the NEO's annual bonus target, for achievement of the threshold synergy savings level, to four times the NEO's annual bonus target, for achievement of the maximum level, with incremental amounts for achievement of synergy savings levels between the threshold and the maximum. In late 2012, the compensation committee and our board of directors determined that we achieved and maintained annualized synergy savings levels relating to the acquisition of World Color Press of between $275 million and $300 million, resulting in the payment to participants in the Synergy Rewards Program of bonuses of three times the target levels. The amounts paid to our NEOs are shown in the Summary Compensation Table under the column titled “Non-Equity Incentive Plan Compensation.”

Retirement and Other Benefits

Welfare and Retirement Benefits

As part of a competitive compensation package, we sponsor welfare benefit plans that offer health, life, disability and other insurance coverage to participating employees. We also provide our NEOs with an Executive Medical Plan under which our executives and their families are entitled to reimbursement for up to $20,000 (per family) in medical costs per year. Amounts reimbursed in 2012 under Quad/Graphics' Executive Medical Plan are reflected in the Summary Compensation Table below.

To help our salaried employees prepare for retirement, we sponsor the Quad/Graphics Inc. Employee Stock Ownership Plan and the Quad/Graphics Diversified Plan. The Employee Stock Ownership Plan holds profit sharing contributions of our common stock, which are made at the discretion of our board of directors. The Diversified Plan is comprised of participant directed 401(k) contributions, a company matching contribution (at a rate of 30% of the first 6% of a participant's taxable earnings that the participant contributes) and profit sharing-contributions. Our NEOs participate in the Employee Stock Ownership Plan, the Diversified Plan and our broad-based welfare plans on the same basis as our other salaried employees.

In addition to the Employee Stock Ownership Plan and the Diversified Plan, we provide certain executive officers with a supplemental executive retirement plan (sometimes referred to as the SERP), which is designed to provide a competitive retirement benefit and aid in retention and building long-term commitment to the company. The SERP is described in greater detail following the 2012 Nonqualified Deferred Compensation Table.

Perquisites and Other Personal Benefits

We provide perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable our executives to perform their duties and to enable our company to attract and retain employees for key positions.

Pursuant to his employment agreement, Mr. Quadracci is entitled to personal use of our corporate aircraft. The compensation committee believes that providing this benefit as part of Mr. Quadracci's compensation enhances his and his family's security, minimizes the disruptions and burdens of his personal travel and provides him with additional flexibility and time to attend to company business notwithstanding his personal travel schedule, and thereby benefits our company and our shareholders. Other than Mr. Quadracci, none of our NEOs were permitted to use our corporate aircraft for personal use in 2012. The aggregate incremental cost to our company for personal use of our corporate aircraft by Mr. Quadracci is reflected in the Summary Compensation Table below.

We provide assistance to each of our NEOs with certain financial planning matters and reimbursement of tax preparation fees. We also provide each of our NEOs with an annual car allowance and we reimbursed club membership fees for Messrs. Quadracci and Fowler and approved expenditures related to security for Mr. Quadracci in 2012. We provide the car allowance and reimburse club membership fees primarily for business purposes, though a portion of their use may have a personal aspect. For example, we reimburse club membership fees to encourage Messrs. Quadracci and Fowler to use the memberships for work-related purposes, such as client entertainment, though they may also use the club memberships for personal purposes.

In 2012, our board of directors required Mr. Quadracci to relocate temporarily to New York City to enable him to better focus his time on high-level strategic sales discussions with our customer base. The compensation committee approved the payment of the ordinary and necessary costs associated with the relocation, including housing, broker commissions, moving costs and other related expenses. The aggregate incremental cost to our company associated with these relocation expenses is reflected in the Summary Compensation Table below.

Post-Termination and Change of Control Arrangements

We maintain employment agreements with each of our NEOs (other than Mr. Bolt) that entitle the covered NEOs to severance benefits if their employment is terminated by us without cause or by the executive for good reason and that obligate the executives to refrain from competing with us for two years following any termination of employment. In addition, the award agreements under our 2010 Plan provide for the accelerated vesting of stock options and restricted stock upon a change of control of the company. These arrangements are summarized below under “Potential Payments Upon Termination or Change of Control.”

The compensation committee believes the severance and change of control benefits that we provide our NEOs under these arrangements are consistent with its objective of building shareholder value and contain terms that are similar to those offered to executives of comparable companies. In addition to securing the covered NEOs' agreement to the non-compete restriction described above, the purpose of the benefits is to focus our NEOs on taking actions that are in the best interests of our shareholders without regard to whether such action may ultimately have an impact on their job security, and to avoid the loss of key managers that may occur in connection with an anticipated or actual change of control. The severance and change of control benefits that we provide our executive officers fulfill these purposes by generally maintaining the executive officers' expected compensation for a specified period following certain terminations of employment, vesting awards granted prior to a change of control and making the executive officers whole for certain excise taxes that may result from compensation paid and benefits provided in connection with the change of control and any related termination of employment. The compensation committee selected the triggering events for change of control and termination benefits to our executive officers based on its judgment that these events were likely to result in the job security distractions and retention concerns described above. Other than the employment agreements, we have no formal severance program in place for our NEOs.

We also provide our NEOs with an Executive Salary Continuation Plan under which we will continue to pay 60% of the NEO's base salary to the NEO's spouse or dependent children if the NEO dies during the term of the NEO's active employment with our company. The payments will continue through, in the case of an NEO who dies after age 55 but before retirement, the earlier of (i) the date on which the NEO would have reached age 65 or (ii) the later of (a) the 25th birthday of the youngest dependent child or (b) the death of the surviving spouse or, in the case of an NEO who dies before age 55, the earlier of (i) the tenth anniversary of the NEO's death or (ii) the later of (a) the 25th birthday of the youngest dependent child or (b) the death of the surviving spouse. We offer this benefit to the NEOs as part of what we believe is a competitive compensation package and in lieu of a supplemental executive life insurance policy.

Other Policies and Considerations

Stock Ownership Guidelines

We have implemented stock ownership guidelines for certain executive officers, including our NEOs, to underscore the importance of linking executive compensation and shareholder interests. Executive officers subject to these stock ownership guidelines are encouraged to own a certain dollar value amount of our stock. The stock ownership guidelines state that our chief executive officer should hold shares with a value at least five times his base salary. For our executive vice presidents, the ownership guideline is at least three times base salary and for all vice presidents and group presidents the ownership guideline is at least two times base salary. All of the following count toward the ownership applicable thresholds under the policy:

1.	shares held outright (including through trusts for the benefit of the executive officer or of the executive officer's family members) or in retirement plans;

2.	restricted stock, restricted stock units and deferred stock units; and

3.
with respect to vested stock options granted to holders of certain terminated options in November 2011 (sometimes referred to as 2011 Options), the excess of the fair market value of the underlying shares over the exercise price. As previously disclosed in a Current Report on Form 8-K filed on November 22, 2011 and the proxy statement for our 2012 annual meeting, the 2011 Options were granted in 2011 in connection with the termination and liquidation of certain options that had been granted between the years 1990-2010, before our company became publicly traded, and that were subject to Section 409A of the Internal Revenue Code. The grant of the 2011 Options became effective upon shareholder approval at our 2012 annual meeting. Other than the 2011 Options, no stock options count toward the ownership threshold under these guidelines.

Tax and Accounting Considerations

In setting compensation for our NEOs, the compensation committee considers the deductibility of compensation under the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally prohibits our company from taking a tax deduction for compensation in excess of $1.0 million that is paid to our chief executive officer and our NEOs, excluding our chief financial officer, and that is not considered “performance-based” compensation under Section 162(m). We have adopted, and our shareholders have approved, the 2010 Plan, which is intended to permit incentive awards granted under the 2010 to qualify as performance-based compensation to the extent the terms of the awards are structured to meet the requirements of Section 162(m) are met. As noted above, our compensation committee has established a subcommittee for the purposes of, among other things, adopting performance goals and determining whether the goals have been met in accordance with Section 162(m). The compensation committee may, however, approve compensation that will not meet the requirements of Section 162(m) in business circumstances where the committee believes that it is appropriate for compensation to be provided even though the ultimate deductibility of that compensation cannot be assured (for example, to ensure competitive levels of total compensation for our executive officers). Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, moreover, no assurance can be given, notwithstanding our intentions, that compensation intended to satisfy the requirements for deductibility under Section 162(m) will do so.

2012 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation that our NEOs earned for the years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
J. Joel Quadracci Chairman, President and Chief Executive Officer	2012	975,000	—	1,114,331	269,197	3,948,750	612,970	6,920,248
	2011	975,000	—	777,503	1,741,528	399,750	335,746	4,229,527
	2010	932,000	200,000	—	2,836,500	1,071,800	481,535	5,521,835

John C. Fowler Executive Vice President and Chief Financial Officer	2012	600,000	—	318,701	76,991	1,860,000	70,733	2,926,425
	2011	600,000	—	222,350	587,452	222,000	73,763	1,705,565
	2010	560,000	200,000	—	814,950	476,000	117,032	2,167,982

Thomas J. Frankowski Executive Vice President of Manufacturing & Operations and President of Europe	2012	450,000	—	222,861	53,840	1,395,000	26,456	2,148,157
	2011	450,000	—	155,509	465,591	166,500	37,965	1,275,565
	2010	407,500	200,000	—	378,200	346,375	55,159	1,387,234

David A. Blais Executive Vice President of Sales and Client Services	2012	450,000	—	222,861	53,840	1,395,000	34,798	2,156,499
	2011	450,000	—	155,509	504,821	166,500	44,254	1,321,084
	2010	407,500	200,000	—	567,300	346,375	60,762	1,581,937

Gregg A. Bolt Former Executive Vice President of Human Resources and Administration(4)	2012	450,000	—	222,861	53,840	1,147,410	30,149	1,904,260
______________________________

(1)
Amounts are based on the aggregate grant date fair value of the awards to our NEOs under our 2010 Plan as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (sometimes referred to as ASC 718). For the assumptions used in the valuation of the awards, please see Note 22 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012.

(2)
Amounts for each of our NEOs reflect payment under the Synergy Rewards Program and payment of their 2012 annual incentive compensation award as follows: For Mr. Quadracci – $3,363,750 paid under the SRP and $585,000 paid as an annual incentive award. For Mr. Fowler – $1,530,000 paid under the SRP and $330,000 paid as an annual incentive award. For Mr. Frankowski – $1,147,500 paid under the SRP and $247,500 paid as an annual incentive award. For Mr. Blais – $1,147,500 paid under the SRP and $247,500 paid as an annual incentive award. For Mr. Bolt – $899,910 paid under the SRP and $247,500 paid as an annual incentive award.

(3)
Amounts for each of our NEOs reflect an automobile allowance and reimbursement for medical expenses. They also reflect the following for individual NEOs: For Mr. Quadracci – housing and other relocation expenses of $279,065; club dues of $20,982; $7,443 for a portion of the salary paid to an employee of our company attributable to time spent on personal business for Mr. Quadracci, $185,609 for personal use of our corporate aircraft (includes the aggregate incremental cost to our company of includes fuel, operating expenses and repair costs attributable to personal use), $64,361 for personal and family security services, $10,000 for the cost of assistance with tax preparation, a matching contribution of $4,500 on 401(k) contributions, a

2011 profit sharing contribution of $4,934 paid in 2012, car allowance of $8,000, executive medical at a cost of $4,218, moving expenses of $278 and a contribution of $23,580 to Mr. Quadracci's SERP account. For Mr. Fowler – club dues of $4,148, $16,462 for the cost of assistance with tax preparation, a matching contribution of $4,500 on 401(k) contributions, a 2011 profit sharing contribution of $4,934 paid in 2012, car allowance of $8,000, executive medical at a cost of $20,000, imputed income of $450 from the interest-free loan under the voting trust purchase plan described under “—Certain Relationships and Related Party Transactions” and a contribution of $12,240 to Mr. Fowler's SERP account. For Mr. Frankowski – $300 for assistance with tax preparation, a matching contribution of $4,500 on 401(k) contributions, a 2011 profit sharing contribution of $4,934 paid in 2012, car allowance of $8,000, executive medical at a cost of $667 and a contribution of $8,055 to Mr. Frankowski's SERP account. For Mr. Blais – $980 for assistance with tax preparation, a matching contribution of $4,500 on 401(k) contributions, a 2011 profit sharing contribution of $4,934 paid in 2012, car allowance of $8,000, executive medical at a cost of $8,329 and a contribution of $8,055 to Mr. Blais' SERP account. For Mr. Bolt – $750 for assistance with tax preparation, a matching contribution of $4,500 on 401(k) contributions, a 2011 profit sharing contribution of $4,934 paid in 2012, car allowance of $8,000, executive medical at a cost of $3,910 and a contribution of $8,055 to Mr. Bolt's SERP account. (Perquisites are discussed further under the heading “Perquisites and Other Personal Benefits” above.)

(4)	Mr. Bolt resigned from our company effective January 31, 2013.

GRANTS OF PLAN BASED AWARDS IN 2012

The following table contains information concerning the plan-based equity and non-equity awards that were granted to our NEOs in 2012. The amounts shown in the Estimated Future Payouts Under Non-Equity Incentive Plan awards columns represent potential future payments at the time of grant only. At the time of grant, whether these amounts (or any portion thereof) would ultimately be received by the NEOs was uncertain because the awards were contingent on the achievement of performance goals and the NEOs' continued employment. The awards in the columns under the heading “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” were granted under our annual cash incentive program for 2012, and payment was contingent on our achievement of a given level of corporate performance, as described above under the heading “Determining the Amount of Each Element of Compensation—Annual Cash Incentive Compensation.” The amounts actually earned and paid to our NEOs for 2012 under these awards are shown in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table above.

Name	Grant Date	Approval or Action Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Share)(2)	Closing Market Price on Date of Grant ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)
J. Joel Quadracci	1/1/12	12/15/11	—	—	—	—	119,643	14.14	14.34	269,197
	1/1/12	12/15/11	—	—	—	78,807	—	—	—	1,114,331
	—	—	585,000(3)	1,121,250(3)	1,950,000(3)	—	—	—	—	—

John C. Fowler	1/1/12	12/15/11	—	—	—	—	34,218	14.14	14.34	76,991
	1/1/12	12/15/11	—	—	—	22,539	—	—	—	318,701
	—	—	330,000(3)	510,000(3)	900,000(3)	—	—	—	—	—

Thomas J. Frankowski	1/1/12	12/15/11	—	—	—	—	23,929	14.14	14.34	53,840
	1/1/12	12/15/11	—	—	—	15,761	—	—	—	222,861
	—	—	247,500(3)	382,500(3)	675,000(3)	—	—	—	—	—

David A. Blais	1/1/12	12/15/11	—	—	—	—	23,929	14.14	14.34	53,840
	1/1/12	12/15/11	—	—	—	15,761	—	—	—	222,861
	—	—	247,500(3)	382,500(3)	675,000(3)	—	—	—	—	—

Gregg A. Bolt	1/1/12	12/15/11	—	—	—	—	23,929	14.14	14.34	53,840
	1/1/12	12/15/11	—	—	—	15,761	—	—	—	222,861
	—	—	247,500(3)	382,500(3)	675,000(3)	—	—	—	—	—
______________________________

(1)	Options to purchase shares of our Common Stock, granted under our 2010 Plan.

(2)	Represents the VWAP of a share of our Common Stock on the New York Stock Exchange over the nine consecutive trading days ending on (and including) December 30, 2011.

(3)
Amounts represent potential future payouts pursuant to awards granted to Messrs. Quadracci, Fowler, Frankowski, Blais and Bolt under our annual cash incentive program. The amounts actually earned and paid to our NEOs for 2012 under these awards are shown in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table above.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2012

The following table contains information concerning equity awards held by our NEOs that were outstanding as of December 31, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
J. Joel Quadracci	—	—	—	—	—	97,651(1)	1,991,104(2)
	—	119,643(3)	—	14.14	1/1/2022	—	—
	—	119,643(4)	—	41.26	1/1/2021	—	—
	70,000	80,000(5)	—	16.62	1/31/2020	—	—
	53,333	46,667(5)	—	15.37	1/31/2019	—	—
	60,000	40,000(5)	—	29.37	1/31/2018	—	—
	100,000	50,000(5)	—	23.37	1/31/2017	—	—
	5,333	3,667(5)	—	13.47	11/18/2021	—	—
	2,416	1,834(5)	—	13.47	11/18/2021	—	—
	2,362	1,567(5)	—	13.47	11/18/2021	—	—
	2,275	1,400(5)	—	13.47	11/18/2021	—	—
	4,375	2,450(5)	—	13.47	11/18/2021	—	—
	3,850	1,400(5)	—	13.47	11/18/2021	—	—
	3,858	552(6)	—	13.47	11/18/2021	—	—

John C. Fowler	—	—	—	—	—	27,928(7)	569,452(2)
	—	34,218(3)	—	14.14	1/1/2022	—	—
	—	34,218(4)	—	41.26	1/1/2021	—	—
	24,900	20,100(5)	—	16.62	1/31/2020	—	—
	10,000	20,000(5)	—	15.37	1/31/2020	—	—
	15,000	15,000(6)	—	29.37	1/31/2019	—	—
	318,000	—	—	23.37	1/31/2017	—	—
	17,500	—	—	13.47	11/18/2021	—	—
	6,500	—	—	19.12	11/18/2021	—	—
	10,000	—	—	13.47	11/18/2021	—	—
	7,350	—	—	13.47	11/18/2021	—	—

Thomas J. Frankowski	—	—	—	—	—	19,530(8)	398,217(2)
	—	23,929(3)	—	14.14	1/1/2022	—	—
	—	23,929(4)	—	41.26	1/1/2021	—	—
	9,333	10,667(5)	—	16.62	1/31/2020	—	—
	16,000	14,000(5)	—	15.37	1/31/2019	—	—
	12,000	8,000(5)	—	29.37	1/31/2018	—	—
	26,666	13,334(5)	—	23.37	1/31/2017	—	—
	5,333	3,667(5)	—	13.47	11/18/2021	—	—
	2,400	—	—	19.12	11/18/2021	—	—
	2,666	1,834(5)	—	13.47	11/18/2021	—	—
	2,624	1,576(5)	—	13.47	11/18/2021	—	—
	2,538	1,400(5)	—	13.47	11/18/2021	—	—
	4,900	2,450(5)	—	13.47	11/18/2021	—	—
	4,410	552(6)	—	13.47	11/18/2021	—	—

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
David A. Blais	—	—	—	—	—	19,530(8)	398,217(2)
	—	23,929(3)	—	14.14	1/1/2022	—	—
	—	23,929(4)	—	41.26	1/1/2021	—	—
	14,000	16,000(5)	—	16.62	1/31/2020	—	—
	10,666	9,334(5)	—	15.37	1/31/2019	—	—
	12,000	8,000(5)	—	29.37	1/31/2018	—	—
	40,000	20,000(5)	—	23.37	1/31/2017	—	—
	6,333	3,667(5)	—	13.47	11/18/2021	—	—
	6,333	3,667(5)	—	13.47	11/18/2021	—	—
	3,674	1,576(5)	—	13.47	11/18/2021	—	—
	3,850	1,400(5)	—	13.47	11/18/2021	—	—
	3,900	2,450(5)	—	13.47	11/18/2021	—	—
	4,375	1,400(5)	—	13.47	11/18/2021	—	—
	2,205	552(6)	—	13.47	11/18/2021	—	—

Gregg A. Bolt	—	—	—	—	—	17,645(9)	359,782(2)
	—	23,929(3)	—	14.14	1/1/2022	—	—
	—	11,964(4)	—	41.26	1/1/2021	—	—
	7,000	8,000(5)	—	16.62	1/31/2020	—	—
	10,666	9,334(5)	—	15.37	1/31/2009	—	—
______________________________

(1)	18,844 shares vest on January 1, 2014 and 78,807 shares vest on January 1, 2015.

(2)
Market value computed by multiplying the number of shares that have not vested by $20.39, which was the closing price of a share of our Common Stock on December 31, 2012, the last trading day of the year.

(3)	Vests and becomes exercisable 1/3 on each of January 1, 2014, January 1, 2015 and January 1, 2016.

(4)	Vests and becomes exercisable 1/3 on each of January 1, 2013, January 1, 2014 and January 1, 2015.

(5)	Vests and becomes exercisable 1/2 on each of November 18, 2013 and November 18, 2014.

(6)	Vests and becomes exercisable on November 18, 2013.

(7)	5,389 shares vest on January 1, 2014 and 22,539 shares vest on January 1, 2015.

(8)	3,769 shares vest on January 1, 2014 and 15,761 shares vest on January 1, 2015.

(9)	1,884 shares vest on January 1, 2014 and 15,761 shares vest on January 1, 2015.

OPTION EXERCISES AND STOCK VESTED IN 2012

The following table contains information concerning option awards that were exercised by our NEOs in 2012. None of our NEOs' stock awards vested in 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
J. Joel Quadracci	—	482,393	—	—
John C. Fowler	—	263,325	—	—
Thomas J. Frankowski	—	397,850	—	—
David A. Blais	—	525,373	—	—
Gregg A. Bolt	—	—	—	—
______________________________

(1)
In 2011, as previously disclosed in a Current Report on Form 8-K filed on November 22, 2011 and the proxy statement for our 2012 annual meeting, we took action to terminate certain stock options granted in prior years to some of our employees, including our NEOs. We refer to these options as the “409A Options.” The 409A Options were all granted between the years 1990-2010, before our company became publicly traded. As required by Section 409A of the Internal Revenue Code, no liquidation payments with respect to the 409A Options could be made until 12 months after November 18, 2011 (other than payments that would be payable absent the termination). Accordingly, the liquidation payments were made in 2012, and the amounts realized by our NEOs as a result are disclosed in the table above. No shares were acquired as a result of these distributions.

2012 PENSION BENEFITS

None of our NEOs participate in any of our defined benefit pension plans.

2012 NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth certain information with respect to our NEOs' participation in our SERP, which is a nonqualified deferred compensation plan that we maintain, during the year ended December 31, 2012. The material terms of the SERP are described after the table.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
J. Joel Quadracci	—	23,580	12,483	—	826,109
John C. Fowler	—	12,240	8,554	—	562,178
Thomas J. Frankowski	—	8,055	5,529	—	363,540
David A. Blais	—	8,055	4,726	—	311,867
Gregg A. Bolt	—	8,055	499	—	40,151
______________________________

(1)
Amounts shown in the column below reflect the company contributions that we cannot make under our Diversified Plan due to restrictions under the Internal Revenue Code. These amounts are also included in the Summary Compensation Table.

(2)
These Aggregate Earnings are based on the Stable Asset Fund investment alternative under our Diversified Plan, are not “above-market or preferential earnings” as defined by the rules of the SEC and are therefore not required to be reported in the Summary Compensation Table.

Quad/Graphics' Supplemental Executive Retirement Plan

As described above under “—Compensation Discussion and Analysis—Welfare and Retirement Benefits,” we maintain a SERP in which our NEOs are eligible to participate. The SERP is a nonqualified deferred compensation plan, not intended to meet the tax qualification requirements of Section 401(a) of the Internal Revenue Code.

Under the SERP, our NEOs are eligible to receive contributions from us at the end of each year in an amount determined by the amount of the NEO's compensation that was subject to limitations imposed by Section 401(a)(17) under the Internal Revenue Code and the amount of our profit sharing and 401(k) matching contribution to the NEO under our Diversified Plan for the year. The amount of the NEO's benefit under the SERP is equal to the cumulative contributions made by us to the NEO's account, adjusted to reflect the investment income, gains and losses on a fund designated by us in our sole discretion, less any previous payments from such account.

Participants become vested in their benefits on (i) their separation from service after reaching age 55 or (ii) their separation from service prior to age 55 as a result of death or disability. Participants may elect the times and form of payment of their benefit under the SERP from among the following alternatives:

•	A lump sum payment during the calendar month following the month in which the NEO's separation from service occurs;

•	A lump sum payment during the calendar month following the first anniversary of the NEO's separation from service;

•	A lump sum payment during the calendar month following the second anniversary of the NEO's separation from service;

•	A lump sum payment during the calendar month following the third anniversary of the NEO's separation from service;

•	A lump sum payment during the calendar month following the fourth anniversary of the NEO's separation from service; or

•
Five annual installments, with one-fifth of the account balance being paid during the calendar month following the month in which the NEO's separation from service occurs, one-quarter of the then-current account balance being paid during the subsequent January, and then, respectively, one-third, one-half, and the remainder of the then-current account balance being paid during each of the following three Januarys.

Potential Payments Upon Termination or Change of Control

As noted above, we maintain employment agreements with our NEOs (other than Mr. Bolt) that provide for severance benefits upon certain terminations of employment and obligate the NEOs to refrain from competing with us for two years following any termination of employment. If a covered NEO's employment is terminated by our company other than for “cause” or by the executive with “good reason” (sometimes referred to as a triggering employment termination), the NEO will receive severance benefits generally consisting of monthly payments based on the executive's average annual cash consideration and the continuation of benefits through the remaining term of the employment agreement. The average annual cash consideration is defined generally as an amount equal to (i) the annual base salary in effect on the termination date plus (ii) the average annual cash performance bonus paid to executive pursuant to the employment agreement during the three-year period immediately preceding the termination date (subject to a minimum average annual cash consideration amount for each NEO). After the remaining term expires, the covered NEO is entitled to receive his base salary through the remainder of the two-year non-compete period. Each covered NEO may also receive up to $50,000 in outplacement services at our expense and continue to participate in any specified fringe benefit to the extent it applies to an executive officer whose employment has been terminated. The employment agreements further provide that the covered NEOs would be entitled to receive continuation in our medical, health, prescription drug, dental, disability, accident and life insurance plans through the months remaining under the employment agreements.

“Cause” is generally defined under the employment agreements to include intentional and willful acts of the NEO involving fraud, embezzlement or theft, gross misconduct on the part of the NEO that is intentional and willful and that materially and demonstrably causes serious financial injury to our company, any conviction of the NEO of a felony, certain breaches of restrictive covenants under the agreement and any intentional, willful and material failure of the NEO to perform his employment duties for an extended period after our board of directors delivers a written demand for performance.

“Good reason” is generally defined under the employment agreements to include any material breach of the employment agreement by our company, a reduction in the NEO's salary (other than for cause) or any reduction in the NEO's performance bonus or other incentive compensation potential (other than any change, except to lower base salary below the level originally specified in the agreement, that applies to substantially all of our other executive officers who are entitled to such benefits), or any material change (other than for cause) in the NEO's conditions of employment with our company.

Upon any termination of employment, regardless of the reason, the employment agreements provide that a covered NEO's outstanding stock options that were outstanding as of January 1, 2004 immediately vest, and the NEO's exercise date for such options will be extended for a period of two years from the termination date.

The equity plans and related option and restricted stock agreements under which our stock option and restricted stock awards were granted also provide that, in the event of a change of control of our company, or upon a termination as a result of death or disability, all unvested options and shares of restricted stock will become immediately vested and, in the case of stock options, exercisable. The option and restricted stock agreements also provide that all unvested options and a portion of unvested restricted stock will become immediately vested upon retirement on or after age 65 (only if, in the case of restricted stock, the retirement is approved by an authorized senior executive). None of our NEOs were age 65 or older as of December 31, 2012, the last business day of 2012.

Upon the consummation of a change of control of our company following a covered NEO's termination, the employment agreements provide that the remaining cash portion of any severance benefits payable are immediately due and payable in full. The employment agreements provide that if any payment or benefit to a covered NEO would trigger the excise tax imposed by Internal Revenue Code Section 4999, then we would make an additional gross-up payment to such executive so that, after payment of income tax and excise tax on this gross-up payment, the executive would have sufficient funds to pay the excise tax triggered by the other payments and benefits.

A “change of control” of our company is generally defined for purposes of the equity plans to include any person or group acquiring ownership of our common stock that, together with such stock already held by such person or group, constitutes more than 50% of the total voting power of our common stock. Transfers to (i) lineal descendants of the transferor, (ii) spouses of the transferor or such lineal descendants, or (iii) trusts, partnerships or other legal entities for the benefit of the transferor or any of the transferees described in (i) or (ii) is not considered in determining whether a change of control has occurred.

Quantification of Potential Payments on a Change of Control or Termination Event

The tables below reflect the amount of compensation that would be paid to each of our NEOs in the event of a change of control of our company or a triggering termination of such NEO's employment with our company, with the exception of Mr. Bolt, who resigned his employment with our company effective January 1, 2013. Mr. Bolt received payment of his annual incentive award for 2012 in March 2013, as disclosed in the “Summary Compensation Table” above, but otherwise received no accelerated or additional benefits in connection with his resignation. The amounts shown in the tables below assume, among other things, that the applicable triggering event occurred on December 31, 2012, the last business day of 2012, and include estimates of the amounts that would be paid to the NEOs following the triggering event. In the case of payments under the employment agreements triggered by a termination of employment, the amounts shown assume, solely for purposes of the tabular disclosure below, that we provided a notice of non-renewal on December 31, 2012 so that the terms of employment for our NEOs were not extended beyond December 31, 2013. The tables only include additional benefits that result from the termination and do not include any amounts or benefits earned, vested, accrued or owing under any plan for any other reason. The actual amounts to be paid can only be determined at the time of the triggering event. Payments under the arrangements are generally made in a lump sum, except for non-compete continuation payments, which are made in installments over the remaining term of the non-compete, and payments under our salary continuation plan, which are made in equal monthly installments over for duration of the benefit (generally 10 years in the case of the NEOs based on the assumptions described above).

The following table sets forth the estimated amounts that would have become payable to our NEOs if a change in control of our company and a triggering employment termination had occurred on December 31, 2012:

Executive	Cash Termination Payment (1) ($)	Restricted Stock Vesting (2)($)	Stock Option Vesting (2)($)	Non-compete Continuation (1) ($)	Proportionate Bonus and Incentive (1) ($)	Outplacement (3) ($)	Welfare and Insurance Coverage (1) ($)	Excise Tax Gross Up ($)	Totals (4) ($)
J. Joel Quadracci	1,532,183	1,991,104	1,372,760	975,000	585,000	50,000	15,102	—	6,521,149
John C. Fowler	899,333	569,452	390,040	600,000	330,000	50,000	11,216	—	2,850,041
Thomas J. Frankowski	687,625	398,217	339,486	450,000	247,500	50,000	10,520	—	2,183,348
David A. Blais	687,625	398,217	358,540	450,000	247,500	50,000	15,210	—	2,207,092
Totals	3,806,766	3,356,990	2,460,826	2,475,000	1,410,000	200,000	52,048	—	13,761,630
______________________________

(1)	Triggered solely upon a covered termination of the executive officer.

(2)	Reflects an assumed value per share of $20.39, which was the closing price of a share of our Common Stock on December 31, 2012, the last trading day of the year.

(3)	Outplacement services are assumed to be $50,000 per year.

(4)	Amounts assume that no fringe benefit policies would apply to terminated executives following termination.

The following table sets forth the estimated value of accelerated vesting that would have occurred with respect to the equity grants of our NEOs if a change in control of our company, but no termination of employment, had occurred on December 31, 2012:

Executive	Restricted Stock Vesting (1) ($)	Stock Option Vesting (1) ($)
J. Joel Quadracci	1,991,104	1,372,760
John C. Fowler	569,452	390,040
Thomas J. Frankowski	398,217	339,486
David A. Blais	398,217	358,540
Totals	3,356,990	2,460,826
______________________________

(1)	Reflects an assumed value per share of $20.39, which was the closing price of a share of our Common Stock on December 31, 2012, the last trading day of the year.

The following table sets forth the estimated amounts that would have become payable to our NEOs under their employment arrangements if a triggering employment termination (but no change of control) had occurred on December 31, 2012:

Executive	Cash Termination Payment ($)	Non-compete Continuation ($)	Proportionate Bonus and Incentive ($)	Outplacement (1) ($)	Welfare and Insurance Coverage ($)	Totals (2) ($)
J. Joel Quadracci	1,532,183	975,000	585,000	50,000	15,102	3,157,285
John C. Fowler	899,333	600,000	330,000	50,000	11,216	1,890,549
Thomas J. Frankowski	687,625	450,000	247,500	50,000	10,520	1,445,645
David A. Blais	687,625	450,000	247,500	50,000	15,210	1,450,335
Totals	3,806,766	2,475,000	1,410,000	200,000	52,048	7,943,814
______________________________

(1)	Outplacement services are assumed to be $50,000 per year.

(2)	Amounts assume that no fringe benefit polices would apply to terminated executives following termination.

Upon a termination of employment for cause or without good reason, or by reason of death or disability, as of December 31, 2012, the employment agreements of our NEOs would have entitled the terminated NEO only to continued payment of the NEO's base salary and employee benefits through the date of termination. The following table sets forth the estimated amounts that would have become payable to our NEOs under their other employment arrangements if their employment had been terminated as a result of death or disability on December 31, 2012:

Executive	SERP (1) ($)	Base Salary Continuation (2) ($)	Restricted Stock Vesting (3) ($)	Option Vesting (3) ($)	Totals ($)
J. Joel Quadracci	815,579	5,075,280	1,991,104	1,372,760	9,254,723
John C. Fowler	—	916,011	569,452	390,040	1,875,503
Thomas J. Frankowski	359,085	2,342,437	398,217	339,486	3,439,225
David A. Blais	307,412	2,342,437	398,217	358,540	3,406,606
Totals	1,482,076	10,676,165	3,356,990	2,460,826	17,976,057
______________________________

(1)	The enhanced benefit the executive officer receives upon death or disability.

(2)
Triggered solely upon the death of the executive officer, and payable over a period of 120 months (31 months for Mr. Fowler). All amounts shown are present values of the expected benefits and assume the spouse of each executive officer will live until at least December 31, 2022.

(3)	Reflects an assumed value per share of $20.39, which was the closing price of a share of our Common Stock on December 31, 2012, the last trading day of the year.

COMPENSATION COMMITTEE REPORT

The compensation committee of the Board has reviewed and discussed the preceding Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

John S. Shiely, Chairperson
William J. Abraham, Jr.
Douglas P. Buth
Betty Ewens Quadracci

DIRECTOR COMPENSATION

The Company currently has in effect the following compensation program for its non-employee directors: an annual retainer of $100,000, an additional retainer of $20,000 for the chairperson of the audit committee and $10,000 for the chairperson of each of the other committees of the Board and an annual award of deferred stock units under the 2010 Plan with a target value of $100,000. The number of deferred stock units actually awarded was determined using the ten-day VWAP from November 28, 2011 to December 9, 2011.

The following table summarizes the compensation of the Company's non-employee directors for 2012. As employee directors, neither J. Joel Quadracci nor Betty Ewens Quadracci received any compensation for their service as directors, and they are therefore omitted from the table. Mr. Quadracci's compensation for serving as the Company's Chairman, President and Chief Executive Officer, and Ms. Quadracci's compensation for serving as a Company employee, is set forth in this proxy statement under the sections titled “Compensation of Executive Officers” and “Corporate Governance—Compensation Committee Interlocks and Insider Participation,” respectively. The Company also reimbursed each of its directors, including its employee directors, for expenses incurred in connection with attendance at meetings of the Board and its committees.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(1)(2) ($)	All Other Compensation(3) ($)	Total ($)
William J. Abraham, Jr.	100,000	89,153	—	10,000	199,153
Douglas P. Buth	120,000	89,153	—	10,000	219,153
Christopher B. Harned	110,000	89,153	—	—	199,153
Thomas O. Ryder	100,000	89,153	—	10,000	199,153
John S. Shiely	110,000	89,153	—	20,000	219,153
______________________________

(1)
Amounts are based on the aggregate grant date fair value of the awards to the directors under the 2010 Plan as determined in accordance with FASB ASC Topic 718. For the assumptions used in the valuation of the awards to the Company's non-employee directors, please see Note 22 to the Company's Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2012.

(2)
The aggregate number of option awards outstanding as of December 31, 2012 for each non-employee director was as follows: Mr. Abraham held options to purchase an aggregate of 22,500 shares of Common Stock; Mr. Buth held options to purchase an aggregate of 17,500 shares of Common Stock; Mr. Harned held options to purchase an aggregate of 17,500 shares of Common Stock; and Mr. Shiely held options to purchase an aggregate of 22,500 shares of Common Stock. Mr. Ryder did not hold any options as of December 31, 2012.

(3)	Consists of charitable contributions made during the year in the indicated director's name.

APPROVAL OF AN AMENDMENT TO THE
QUAD/GRAPHICS, INC. 2010 OMNIBUS INCENTIVE PLAN

Background

The Board is seeking approval from the Company's shareholders of an amendment to the 2010 Plan to increase the number of shares of class A common stock authorized for issuance under the 2010 Plan by 2,000,000 shares. The proposed amendment will allow the Company to continue to attract and retain outstanding individuals to serve as officers, directors, employees and consultants, and the Company believes that the proposed amendment to the 2010 Plan strikes an appropriate balance between rewarding performance and limiting shareholder dilution, while providing the Company with the flexibility to meet changing compensation needs. The 2010 Plan was originally approved and ratified by the Company's shareholders at the 2011 annual meeting in May 2011. Amendments to the 2010 Plan relating to the termination of certain stock options granted in prior years to some of the Company's employees (sometimes referred to as the 409A Options) and the grant of new options (sometimes referred to as the 2011 Options) were approved by the Company's shareholders at the 2012 annual meeting in May 2012.

The compensation committee recommended to the Board that 2,000,000 additional shares of class A common stock be authorized under the 2010 Plan. In determining the number of shares of class A common stock to recommend for addition to the 2010 Plan, the compensation committee and the Board considered the shares remaining available under the 2010 Plan (which totaled 970,556 shares prior to the grant of the awards described below under “New Plan Benefits”), the projected share use under the 2010 Plan, the dilution represented by the Company's existing and proposed equity awards, the overhang represented by such awards and the Company's run rates, using both a 1x and a 2x multiplier. The total dilution represented by projected share use under the 2010 Plan ranged from approximately 12% to 16% under various scenarios. The projected overhang ranged from approximately 13% to 19%, and the projected run rate ranged from approximately 1% to 2% using a 1x multiplier, or approximately 2% to 4% using a 2x multiplier, under various scenarios from 2013 to 2016. The compensation committee and the Board were satisfied that the Company's projected dilution, overhang and run rates were at an acceptable level.

Because the precise amount and timing of specific equity awards in the future is not currently determinable, except as disclosed under “New Plan Benefits” below, it is not possible to calculate with certainty the number of years of awards that will be available and the amount of subsequent dilution that may ultimately result from such awards. However, the compensation committee and the Board expect that the 2,000,000 additional shares will be sufficient for up to four years of awards based upon the historic rates of awards by the compensation committee under the 2010 Plan. The current rationale and practices of the compensation committee with respect to equity awards and other incentives is set forth in the “Compensation Discussion and Analysis.”

The following is a summary of the material provisions of the 2010 Plan as proposed to be amended. The summary is qualified in its entirety by reference to the full text of the 2010 Plan, as proposed to be amended, which is attached to this proxy statement as Appendix A.

Purpose

The two complementary goals of the 2010 Plan are to attract and retain outstanding individuals to serve as officers, directors, employees and consultants to Quad/Graphics and to increase shareholder value. Through the 2010 Plan, the Board seeks to provide a direct link between shareholder value and compensation awards by granting awards of shares of the Company's class A common stock, monetary payments based on the value of the Company's class A common stock and other incentive compensation awards that are based on the Company's financial performance and individual performance.

Administration and Eligibility

The 2010 Plan is administered by the compensation committee of the Board or a subcommittee thereof (sometimes referred to in this section as the Committee), which has the authority to interpret the provisions of the 2010 Plan; make, change and rescind rules and regulations relating to the 2010 Plan; and make changes to, or reconcile any inconsistency in, any award or agreement covering an award. The Committee may designate any of the following as a participant under the 2010 Plan: any officer or other employee of the Company or its affiliates or individuals engaged to become an officer or employee, consultants who provide services to the Company or its affiliates and non-employee directors of the Company. The Company and its affiliates currently have a total of approximately 25,300 employees and consultants, and the Company has five non-employee directors.

Types of Awards

Awards under the 2010 Plan may consist of incentive awards, stock options, stock appreciation rights, performance shares, performance units, shares of class A common stock, restricted stock, restricted stock units, deferred stock units or other stock-based awards as determined by the Committee. The Committee may grant any type of award to any participant it selects, but only employees of the Company or its subsidiaries may receive grants of incentive stock options. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other award (or any other award granted under another plan of the Company or any affiliate). In addition, the Committee is authorized to provide or make awards in a manner that complies with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (sometimes referred to as the Code), so that the awards will avoid a plan failure as described in Section 409A(a)(1). The Committee's authorization includes the authority to defer payments or wait for specified distribution events, as provided in Section 409A(a)(2).

Shares Reserved under the 2010 Plan

The 2010 Plan currently provides that an aggregate of 5,871,652 shares of class A common stock are reserved for issuance under the 2010 Plan (subject to adjustment as described below), including 3,571,652 shares related solely to the termination of the 409A Options and the grant of the 2011 Options. The 409A Options had previously been granted under a prior plan, so the grant of the 2011 Options and the 3,571,652 shares underlying the 2011 Options were not newly reserved shares, and their addition to the 2010 Plan did not represent any net increase in the number of shares reserved under the Company's equity plans. If the proposed amendment to the 2010 Plan is approved by shareholders, an additional 2,000,000 shares of class A common stock will be reserved for issuance under the 2010 Plan, making the total number of shares of class A common stock reserved for issuance under the 2010 Plan 7,871,652 (including the 3,571,652 shares related solely to the termination of the 409A Options and the grant of the 2011 Options), subject to adjustment as described below. Prior to the grant of the awards described below under “New Plan Benefits,” there were 970,556 shares remaining available for future grants.

In general, (a) if an award granted under the 2010 Plan lapses, expires, terminates or is cancelled without the issuance of shares under, or the payment of other compensation with respect to shares covered by, the award, (b) if it is determined during or at the conclusion of the term of an award that all or some portion of the shares with respect to which the award was granted will not be issuable, or that other compensation with respect to shares covered by the award will not be payable, (c) if shares are forfeited under an award, or (d) if shares are issued under any award and the Company reacquires them pursuant to rights reserved by the Company upon the issuance of the shares, then such shares may again be used for new awards under the 2010 Plan. However, no shares subject to the 2011 Options, no shares that are purchased by the Company using proceeds from option exercises, no shares tendered or withheld in payment of the exercise price of options and no shares tendered or withheld to satisfy federal, state or local tax withholding obligations may be re-credited to the reserve of shares available for future awards under the 2010 Plan.

No participant may be granted awards under the 2010 Plan that could result in such participant:

•	receiving options or stock appreciation rights for more than 750,000 shares of class A common stock during any fiscal year of the Company;

•
receiving awards of restricted stock, restricted stock units and/or deferred stock units with an aggregate fair market value of more than $10,000,000, determined as of the grant date, during any fiscal year of the Company;

•
receiving, with respect to an award of performance shares and/or an award of performance units the value of which is based on the fair market value of a share of class A common stock, payment of more than $10,000,000 in respect of any fiscal year of the Company;

•	receiving, with respect to an annual incentive award in respect of any fiscal year of the Company, a cash payment of more than $8,000,000;

•
receiving, with respect to a long-term incentive award and/or an award of performance units the value of which is not based on the fair market value of a share of class A common stock, a cash payment of more than $10,000,000 in respect of any given fiscal year of the Company; or

•	receiving other stock-based awards with an aggregate fair market value of more than $10,000,000, determined as of the grant date, during any fiscal year of the Company.

Each of these limitations is subject to adjustment as described below.

Options

Pursuant to the 2010 Plan, the Committee has the authority to grant stock options and to determine all terms and conditions of each stock option. Stock options are granted to participants at such time as the Committee determines. The Committee also determines the number of options granted, whether an option is to be an incentive stock option or non-qualified stock option and the grant date for the option, which may not be any date prior to the date that the Committee approves the grant. The Committee fixes the option price per share of class A common stock, which may never be less than the fair market value of a share of class A common stock on the date of grant. The Committee determines the expiration date of each option except that the expiration date may not be later than ten years after the date of grant. Options are exercisable at such times and be subject to such restrictions and conditions as the Committee deems necessary or advisable. The 2011 Options receive dividend equivalent rights with respect to the shares of class A common stock subject to the 2011 Options, but no other options under the 2010 Plan entitle participants to receive dividend payments or dividend equivalent payments with respect to shares of class A common stock underlying the options.

Stock Appreciation Rights

Pursuant to the 2010 Plan, the Committee has the authority to grant stock appreciation rights. A stock appreciation right granted under the 2010 Plan generally confers on the participant holder a right to receive, upon exercise thereof, the excess of (a) the fair market value of one share of class A common stock on the date of exercise over (b) the grant price of the stock appreciation right as specified by the Committee, which may not be less than 100% of the fair market value of a share of class A common stock on the date of grant. The Committee determines all terms and conditions of each stock appreciation right, including the grant price (subject to the foregoing sentence), term, methods of exercise, methods of settlement (including whether the holder of a stock appreciation right will be paid in cash, shares of class A common stock or other consideration), and any other conditions or restrictions on the exercise of any stock appreciation right as it may deem appropriate. Under the 2010 Plan, participants do not have a right to receive dividend payments or dividend equivalent payments with respect to shares of class A common stock subject to an outstanding stock appreciation right. No stock appreciation rights have been granted under the 2010 Plan to date.

Performance and Stock Awards

Pursuant to the 2010 Plan, the Committee has the authority to grant awards of shares of class A common stock, restricted stock, restricted stock units, deferred stock units, performance shares or performance units. Restricted stock means shares of class A common stock that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of corporate, subsidiary or business unit performance goals established by the Committee and/or upon the completion of a period of service. Restricted stock unit or deferred stock units means the right to receive cash and/or shares of class A common stock, the value of which is equal to the fair market value of one share to the extent corporate, subsidiary or business unit performance goals established by the

Committee are achieved or upon completion of a period of service or other event. Performance shares means the right to receive shares of class A common stock to the extent corporate, subsidiary or business unit performance goals established by the Committee are achieved. Performance units means the right to receive cash and/or shares of class A common stock valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of class A common stock, to the extent corporate, subsidiary or business unit performance goals established by the Committee are achieved.

The Committee determines all terms and conditions of the awards including (i) the number of shares of class A common stock and/or units to which such award relates, (ii) whether performance goals must be achieved for the participant to realize any portion of the benefit provided under the award, (iii) the length of the vesting and/or performance period, if any, and, if different, the date that payment of the benefit will be made, (iv) with respect to performance units, whether to measure the value of each unit in relation to a designated dollar value or the fair market value of one or more shares of class A common stock, and (v) with respect to performance shares, performance units, restricted stock units and deferred stock units, whether the awards will settle in cash, in shares of class A common stock, or in a combination of the two.

For purposes of the 2010 Plan, performance goals mean any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more of its subsidiaries, affiliates or other business units: net earnings; net earnings attributable to common shareholders; operating income; income from continuing operations; net sales; cost of sales; gross income; earnings (including before taxes, and/or interest and/or depreciation and amortization); net earnings per share (including diluted earnings per share); price per share; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; net operating profit; pre-tax profit; ratio of debt to debt plus equity; return on shareholder equity; total shareholder return; return on capital; return on assets; return on equity; return on investment; return on revenues; operating working capital; working capital as a percentage of net sales; cost of capital; average accounts receivable; economic value added; performance value added; customer satisfaction; customer loyalty and/or retention; employee safety; employee engagement; market share; system reliability; cost structure reduction; regulatory outcomes; diversity; cost savings; operating goals; operating margin; profit margin; sales performance; internal sales growth; and synergy savings. In addition, in the case of awards that the Committee determines will not be considered “performance-based compensation” under Code Section 162(m), the Committee may establish other performance goals not listed in the 2010 Plan.

As to each performance goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, but, unless otherwise determined by the Committee and to the extent consistent with Code Section 162(m), will exclude the effects of the following, if the amount is over $500,000 in the aggregate: (i) charges for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of a business; (v) mergers, acquisitions or dispositions; and (vi) extraordinary, unusual and/or non-recurring items of gain or loss, that in all of the foregoing the Company identifies in its audited financial statements, including footnotes, or the Management's Discussion and Analysis section of the Company's annual report.

Other Stock-Based Awards

Pursuant to the 2010 Plan, the Committee has the authority to grant other types of awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, shares of class A common stock, either alone or in addition to or in conjunction with other awards, and payable in shares of class A common stock or cash. Such awards may include shares of unrestricted class A common stock, which may be awarded, without limitation, as a bonus, in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or upon the attainment of performance goals or otherwise, or rights to acquire shares of class A common stock from the Company. The Committee determines all terms and conditions of such awards, including the time or times at which such award will be made and the number of shares of class A common stock to be granted pursuant to such award or to which such award will relate. Any award that provides for purchase rights must be priced at 100% of the fair market value of a share of class A common stock on the date of the award.

Incentive Awards

Pursuant to the 2010 Plan, the Committee has the authority to grant annual and long-term incentive awards. An incentive award is the right to receive a cash payment to the extent performance goals are achieved. The Committee will determine all terms and conditions of an annual or long-term incentive award, including the performance goals, performance period, the potential amount payable, the type of payment and the timing of payment. The Committee must require that payment of all or any portion of the amount subject to the incentive award is contingent on the achievement or partial achievement of one or more performance goals during the period the Committee specifies. The Committee may specify that performance goals subject to an award are deemed achieved upon a participant's death, disability or change in control of the Company or, in the case of awards that the Committee determines will not be considered performance-based compensation under Code Section 162(m), retirement or such other circumstances as the Committee may specify. The performance period for an annual incentive award must relate to a period of at least one of the Company's fiscal years, and the performance period for a long-term incentive award must relate to a period of more than one of the Company's fiscal years, except, in each case, if the award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the award may relate to a shorter period. Payment of an incentive award will be in cash except to the extent the Committee determines that payment will be in shares of class A common stock or restricted stock, either on a mandatory basis or at the election of the participant receiving the award, having a fair market value at the time of the payment equal to the amount payable according to the terms of the incentive award.

Dividend Rights

The 2011 Options receive dividend equivalent rights with respect to the shares of class A common stock subject to the 2011 Options. No other options or stock appreciation rights under the 2010 Plan entitle participants to receive dividend payments or dividend equivalent payments with respect to shares of class A common stock underlying the options or stock appreciation rights. The Committee may, however, give participants the right to receive any cash dividends (whether regular or otherwise), stock dividends and other distributions (whether paid in cash or securities), or their equivalents, paid or made with respect to awards other than stock options and stock appreciation rights.

Amendment of Minimum Vesting and Performance Periods

Notwithstanding the requirements for minimum vesting and/or performance period for an award granted under the 2010 Plan, the 2010 Plan provides that the Committee may impose, at the time an award is granted or any later date, a shorter vesting and/or performance period to take into account a participant's hire or promotion, or may accelerate the vesting or deem an award earned, in whole or in part, on a participant's death, disability or retirement or a change in control of the Company, all as defined by the Committee.

Transferability

Awards are not transferable other than by will or the laws of descent and distribution, unless the Committee allows a participant to (i) designate in writing a beneficiary to exercise the award or receive payment under the award after the participant's death, (ii) transfer an award to the former spouse of the participant as required by a domestic relations order incident to a divorce, or (iii) transfer an award; provided that the participant may not receive consideration for such a transfer of an award.

Adjustments

If (i) the Company is involved in a merger or other transaction in which shares of class A common stock are changed or exchanged, (ii) the Company subdivides or combines shares of class A common stock or declares a dividend payable in shares of class A common stock, other securities or other property, (iii) the Company effects a cash dividend that exceeds 10% of the trading price of the shares of class A common stock or any other dividend or distribution in the form of cash or a repurchase of shares of class A common stock that the Board determines is special or extraordinary or that is in connection with a recapitalization or reorganization, or (iv) any other event shall occur, which in the case of this clause (iv), in the judgment of the Committee necessitates an adjustment to prevent dilution or enlargement of the benefits intended to be made available under the 2010 Plan, then the Committee will, in a manner it deems equitable, adjust any or all of (A) the number and type of shares of class A common stock subject to the 2010 Plan and which may, after the event, be made the subject of awards; (B) the number and type of shares of class A common stock subject to outstanding awards; (C) the grant, purchase or exercise price with respect to any award; and (D) to the extent such discretion does not cause an award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the performance goals of an award. In any such case, the Committee may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award.

The Committee may, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, and without affecting the number of shares of class A common stock otherwise reserved or available under the 2010 Plan, authorize the issuance or assumption of awards upon terms it deems appropriate.

Term of Plan

Unless earlier terminated by the Board, the 2010 Plan will remain in effect until the earlier of (i) June 24, 2020 or (ii) the date all shares reserved for issuance have been issued.

Termination and Amendment

The Board or the Committee may amend, alter, suspend, discontinue or terminate the 2010 Plan at any time, subject to the following limitations:

•	the Board must approve any amendment to the 2010 Plan if the Company determines such approval is required by prior action of the Board, applicable corporate law or any other applicable law;

•
shareholders must approve any amendment to the 2010 Plan if the Company determines that such approval is required by Section 16 of the Securities Exchange Act of 1934, the Code, the listing requirements of any principal securities exchange or market on which the shares of class A common stock are then traded or any other applicable law; and

•
shareholders must approve any amendment to the 2010 Plan that materially increases the number of shares of class A common stock reserved under the 2010 Plan or the limitations stated in the 2010 Plan on the number of shares of class A common stock that participants may receive through an award or that amends the provisions relating to the prohibition on repricing of outstanding options or stock appreciation rights.

The Committee may modify or amend any award, or waive any restrictions or conditions applicable to any award or the exercise of the award, or amend, modify or cancel any terms and conditions applicable to any award, in each case by mutual agreement of the Committee and the award holder, so long as any such action does not increase the number of shares of class A common stock issuable under the 2010 Plan. The Committee need not obtain the award holder's consent for any such action that is permitted by the adjustment provisions of the 2010 Plan or for any such action: (i) to the extent the Committee deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the class A common stock is then traded; (ii) to the extent the Committee deems such action is necessary to preserve favorable accounting or tax treatment of any award for the Company; or (iii) to the extent the Committee determines that such action does not materially and adversely affect the value of an award or that such action is in the best interest of the award holder.

The authority of the Board and the Committee to terminate or modify the 2010 Plan or awards will extend beyond the termination date of the 2010 Plan. In addition, termination of the 2010 Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force and effect after termination of the 2010 Plan except as they may lapse or be terminated by their own terms and conditions.

Repricing Prohibited

Except as discussed under the subheading “—Adjustments” above, neither the Committee nor any other person may decrease the exercise price for any outstanding stock option or stock appreciation right after the date of grant, cancel an outstanding stock option or stock appreciation right in exchange for cash (other than cash equal to the excess of the fair market value of the shares subject to such stock option or stock appreciation right at the time of cancellation over the exercise or grant price for such shares), or allow a participant to surrender an outstanding stock option or stock appreciation right to the Company as consideration for the grant of a new stock option or stock appreciation right with a lower exercise price.

Certain U.S. Federal Income Tax Consequences

The following summarizes certain U.S. federal income tax consequences relating to the 2010 Plan under current tax law.

Stock Options

The grant of a stock option will create no income tax consequences to the Company or the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the class A common stock at such time over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Upon the participant's subsequent disposition of the shares of class A common stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the class A common stock on the exercise date.

In general, a participant will recognize no income or gain as a result of exercise of an incentive stock option (except that the alternative minimum tax may apply). Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the class A common stock acquired pursuant to the exercise of an incentive stock option and the Company will not be allowed a deduction. If the participant fails to hold the shares of class A common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of class A common stock on the exercise date over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Any payments received pursuant to the dividend equivalent rights associated with the 2011 Options will generally constitute ordinary income to the participant in the year paid and the Company will generally be entitled to a corresponding deduction for such payments.

Stock Appreciation Rights

The grant of a stock appreciation right will create no income tax consequences for the participant or the Company. Upon exercise of a stock appreciation right, the participant will recognize ordinary income equal to the amount of any cash and the fair market value of any shares of class A common stock or other property received, except that if the participant receives an option or shares of restricted stock upon exercise of a stock appreciation right, recognition of income may be deferred in accordance with the rules applicable to such other awards. The Company will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the participant.

Restricted Stock

Generally, a participant will not recognize income and the Company will not be entitled to a deduction at the time an award of restricted stock is made, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time (less the amount, if any, the participant paid for such restricted stock). The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the class A common stock on the date the restrictions lapse. Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and the Company will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described this proxy statement.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then the Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will only be entitled to deduct the amount paid, if any, for the stock. In addition, the Company would then be required to include as ordinary income the amount of any deduction the Company originally claimed with respect to such shares.

Performance Shares

The grant of performance shares will create no income tax consequences for the Company or the participant. Upon the participant's receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. The Company will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the participant. Upon the participant's subsequent disposition of the shares, the participant will recognize capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the shares' tax basis, i.e., the fair market value of the shares on the date the participant received the shares.

Performance Units and Restricted Stock Units

The grant of a performance unit or restricted stock unit will create no income tax consequences to the Company or the participant. Upon the participant's receipt of cash and/or shares at the end of the applicable performance or vesting period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and the Company will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant's subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares' tax basis, i.e., the fair market value of the shares on the date the employee received the shares.

Incentive Awards

A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid, and the Company will be entitled to a corresponding deduction in the same amount and at the same time.

Withholding

In the event the Company is required to withhold any federal, state or local taxes or other amounts in respect of any income recognized by a participant as a result of the grant, vesting, payment or settlement of an award or disposition of any shares of class A common stock acquired under an award, the Company may deduct from any payments of any kind otherwise due the participant cash, or with the consent of the Committee, shares of class A common stock otherwise deliverable or vesting under an award, to satisfy such tax obligations. Alternatively, the Company may require such participant to pay to the Company or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If shares of class A common stock are deliverable on exercise or payment of an award, then the Committee may permit a participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with such award by electing to (i) have the Company withhold shares otherwise issuable under the award, (ii) tender back shares received in connection with such award, or (iii) deliver other previously owned shares, in each case having a fair market value equal to the amount to be withheld. However, the amount to be withheld may not exceed the total minimum tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge.

Additional Taxes Under Section 409A

If an award under the 2010 Plan is considered non-qualified deferred compensation and such award is neither exempt from nor compliant with the requirements of Code Section 409A, then the participant will be subject to an additional 20% income tax on the value of the award when it is no longer subject to a substantial risk of forfeiture, as well as interest on the income taxes that were owed from the date of vesting to the date such taxes are paid.

No Guarantee of Tax Treatment

Notwithstanding any provision of the 2010 Plan, the Company does not guarantee that (i) any award intended to be exempt from Code Section 409A is so exempt, (ii) any award intended to comply with Code Section 409A or Section 422 does so comply, or (iii) any award will otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any of its affiliates be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any award.

Section 162(m) Limit on Deductibility of Compensation

Code Section 162(m) limits the deduction the Company can take for compensation it pays to its NEOs other than its Chief Financial Officer (determined as of the end of each year) to $1.0 million per year per individual. However, certain performance-based compensation that meets the requirements of Code Section 162(m) does not have to be included when determining whether the $1.0 million limit has been met. The 2010 Plan is designed so that awards granted to the covered individuals may meet the Code Section 162(m) requirements for performance-based compensation.

New Plan Benefits

As described in the section titled “Compensation Discussion and Analysis” above, in 2012, the compensation committee determined that, beginning in 2013, it would alter the mix of long-term incentive compensation that the Company offers to its executives officers by moving to a mix of performance share units and restricted stock rather than, as in previous years, a mixture of stock options and restricted stock. The performance share units will be earned only if predetermined corporate performance targets are achieved over a three year performance period.

There are sufficient shares available for awards under the 2010 Plan prior to the amendment described herein to accommodate all of the awards granted in January 2013 up to the target number of performance share units, but, if the maximum number of performance share units were earned and no shares were recycled under the 2010 Plan, the performance share units earned would exceed the number of shares available for awards under the 2010 Plan prior to the amendment described herein by approximately 303,551 shares. Although no additional shares would be required under the 2010 Plan in the event the target number of performance share units were earned, and only 303,551 additional shares would be needed under the 2010 Plan in the event the maximum number of performance share units were earned, for purposes of compliance with applicable disclosure requirements, the table below sets forth the total of the maximum potential number of performance share units and the restricted shares that were granted under the 2010 Plan to the listed participants in January 2013:

New Plan Benefits—2010 Plan

Name and position	Restricted Shares and Maximum Performance Share Units(1)
J. Joel Quadracci Chairman, President and Chief Executive Officer	298,014
John C. Fowler Executive Vice President and Chief Financial Officer	99,339
Thomas J. Frankowski Executive Vice President of Manufacturing & Operations and President of Europe	59,604
David A. Blais Executive Vice President of Sales and Client Services	59,604
All executive officers as a group (12 persons)	764,919
All non-executive directors as a group (6 persons)	—
All employees, excluding executive officers, as a group (72 persons)	521,289
______________________________

(1)
Performance share units are shown at the maximum level, which is equal to two times the target level, assuming solely for purposes of this disclosure that the maximum performance objectives are achieved over the three-year performance period and that the compensation committee does not reduce the number of shares earned.

Except for the awards disclosed above, the Company currently cannot determine the awards that may be granted under the 2010 Plan in the future to eligible participants. The Committee will make future awards under the 2010 Plan in its discretion from time to time, and the benefits received will depend on the fair market value of the Company's class A common stock at various future dates and the extent to which performance goals set by the Committee are met.

On April 1, 2013, the closing price per share of class A common stock on the New York Stock Exchange was $23.88.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of December 31, 2012 with respect to equity securities of the Company that may be issued under the Company's existing equity compensation plans. The table does not include employee benefit plans intended to meet the qualification requirements of Section 401(a) of the Code. All equity compensation plans are described more fully in Note 22 to the Company's consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2012.

Plan Category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders (1)	4,896,174	$20.34	969,713
Total	4,896,174	$20.34	969,713
______________________________

(1)	Consists of the 2010 Plan.

Vote Required

The affirmative vote of the holders of a majority of the voting power of the shares of the Company's class A common stock and class B common stock, voting together as a single voting group, represented and voted at the Annual Meeting, assuming a quorum is present, is required for approval of the amendment to the 2010 Plan; provided that a majority of the outstanding shares of class A common stock and class B common stock are voted on the proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE 2010 PLAN. SHARES OF THE COMPANY'S COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” THE AMENDMENT TO THE 2010 PLAN.

MISCELLANEOUS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and any owner of greater than 10% of the Company's Common Stock to file reports with the Securities and Exchange Commission concerning their ownership of the Company's Common Stock. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that, during the fiscal year ended December 31, 2012, all of its directors and executive officers and owners of greater than 10% of the Company's Common Stock complied with the Section 16(a) filing requirements, except for Ms. Quadracci who had two equity grants reported late.

Independent Registered Public Accounting Firm

Deloitte & Touche LLP acted as the independent registered public accounting firm for the Company in 2012 and it is anticipated that such firm will be similarly appointed to act in 2013. The audit committee of the Board is solely responsible for the selection, retention, oversight and, when appropriate, termination of the Company's independent registered public accounting firm. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

For the years ended December 31, 2012 and 2011, the Company incurred the following fees by its independent registered public accounting firm, Deloitte & Touche LLP:

	2012	2011
Audit fees(1)	$3,322,000	$3,430,000
Audit-related fees(2)	100,000	626,000
Tax fees(3)	971,000	1,213,000
All other fees	—	—
Total	$4,393,000	$5,269,000
______________________________

(1)
Audit fees paid to Deloitte & Touche LLP were for services and expenses associated with the 2012 and 2011 audits of the annual financial statements, including foreign subsidiary statutory audits and quarterly reviews of the financial statements included in the Company's quarterly Form 10-Q.

(2)	Audit-related fees paid to Deloitte & Touche LLP were for services in connection with acquisition due diligence assistance, employee benefit plan audits, and an agreed upon procedures report.

(3)	Tax fees paid to Deloitte & Touche LLP were for services for tax return preparation (including expatriate tax returns) and tax consultation.

The audit committee of the Board does not consider the provision of non-audit services by Deloitte & Touche LLP to be incompatible with maintaining auditor independence. The audit committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by its independent registered public accounting firm. Pursuant to these policies and procedures, the audit committee may delegate its pre-approval authority to the chairman (up to a set dollar amount), provided that chairman's decisions to grant pre-approvals are presented to the full audit committee at its next scheduled meeting. The audit committee's pre-approval policies do not permit the delegation of the audit committee's responsibilities to management. All services performed in connection with the fees reported under the headings audit fees, audit-related fees and tax fees after the Company became a publicly-traded company in July 2010 were pre-approved by the audit committee in accordance with Securities and Exchange Commission's rules and the committee's policies and procedures.

Shareholder Proposals

A shareholder of the Company who intends to present a proposal at, and have the proposal included in the Company's proxy statement for, an annual meeting of shareholders must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. In order to comply with such rule, among other things, proposals submitted for the 2014 Annual Meeting must be received by the Company by the close of business on December 16, 2013. In addition, a shareholder who otherwise intends to present a proposal at an annual meeting (including nominating persons for election as directors) must comply with the requirements set forth in the Company's bylaws. Among other things, to present a proposal at an annual meeting, a shareholder must give timely written notice thereof, complying with the bylaws, to the Secretary of the Company. Under the bylaws, if such notice is not received by the Company on a timely basis, the Company will not be required to present such proposal at the annual meeting. If the Board chooses to present such proposal at the annual meeting, then the persons named in proxies solicited by the Board for that annual meeting may exercise discretionary voting power with respect to such proposal. To be timely, a shareholder who intends to present a proposal at the 2014 Annual Meeting, but does not intend to have the proposal included in the Company's proxy statement for such meeting, must provide the Company with the required written notice so that the Company receives it on or before December 31, 2013 (assuming a meeting date before May 1, 2014). If the date of the 2014 Annual Meeting is on or after May 1, 2014, then the deadline for receipt by the Company of a timely notice under the bylaws is extended one day after December 31, 2013 for each day after April 30, 2014 until the date of the 2014 Annual Meeting (for example, if the 2014 Annual Meeting will be held on May 10, 2014, then the notice deadline under the Company's bylaws would be January 10, 2014).

Assessment of Compensation-Related Risk

In 2010, the Company's management conducted an evaluation of its compensation arrangements for executive officers and non-executive officer employees and the incentives created by such arrangements for employees to take risks. As a result of this assessment, the Company's management concluded, based primarily on the fact that the Company currently has no material commission-based compensation programs and the fact that amounts earned under its primary cash-based incentive program are determined subjectively based on a large number of Company-wide performance measures, that the Company's compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Code of Business Conduct

The Company has adopted a written Code of Business Conduct that applies to all of the Company's employees, including the Company's Chief Executive Officer, Chief Financial Officer, Controller and other persons performing similar functions. The Code of Business Conduct is available, free of charge, on the Company's website, www.qg.com.

Other Matters

The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular associates of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company's communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company's annual report to shareholders and proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. For future deliveries of annual reports to shareholders and/or proxy statements, shareholders may also request that we deliver multiple copies at a shared address to which a single copy of each document was delivered. Shareholders sharing an address who are currently receiving multiple copies of the annual report to shareholders and/or proxy statement may also request delivery of a single copy. Shareholders may notify the Company of their requests by calling or writing Andrew R. Schiesl, Vice President, General Counsel and Secretary, Quad/Graphics, Inc., N61 W23044 Harry's Way, Sussex, Wisconsin 53089-3995, or at telephone number (414) 566-2017.

QUAD/GRAPHICS, INC.

Andrew R. Schiesl
Vice President, General Counsel and Secretary

Sussex, Wisconsin
April 15, 2013

Appendix A

QUAD/GRAPHICS, INC.
2010 OMNIBUS INCENTIVE PLAN
As Proposed to be Amended May 20, 2013

1.	Purposes, History and Effective Date.

(a)Purpose. The Quad/Graphics, Inc. 2010 Omnibus Incentive Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, directors, employees and consultants and (ii) to increase shareholder value. The Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company's Class A Common Stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

(b)Effective Date. This Plan became effective, and Awards were permitted to be granted under this Plan, on and after the Effective Date. This Plan will terminate as provided in Section 15.

2.	Definitions. Capitalized terms used in this Plan have the following meanings:

(a)“Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act or any successor rule or regulation thereto.

(b)“Applicable Exchange” means the New York Stock Exchange or such other exchange or automated trading system on which the Stock is principally traded at the applicable time.

(c)“Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Shares, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Incentive Awards or any other type of award permitted under this Plan. Any Award granted under this Plan shall be provided or made in such manner and at such time as complies with the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(1), including, without limitation, deferring payment to a specified employee or until a specified distribution event, as provided in Code Section 409A(a)(2).

(d)“Board” means the Board of Directors of the Company.

(e)“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(f)“Committee” means the compensation committee of the Board (or a successor committee with the same or similar authority).

(g)“Company” means Quad/Graphics, Inc., a Wisconsin corporation, or any successor thereto.

(h)“Deferred Stock Unit” means the right to receive cash and/or Shares the value of which is equal to the Fair Market Value of one Share.

(i)“Director” means a member of the Board; “Non-Employee Director” means a Director who is not an employee of the Company or its Subsidiaries; and “Outside Director” means a Director who qualifies as an outside director within the meaning of Code Section 162(m).

(j)“Effective Date” means June 24, 2010.

(k)“Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(l)“Fair Market Value” means a price that is based on the opening, closing, actual, high or low sale price, or the arithmetic mean of selling prices of, a Share, on the Applicable Exchange on the applicable date, the preceding trading day, the next succeeding trading day, or the arithmetic mean of selling prices on all trading days over a specified averaging period weighted by volume of trading on each trading day in the period that is within 30 days before or 30 days after the applicable date, as determined by the Committee in its discretion; provided that, if an arithmetic mean of prices is used to set a grant price or an exercise price for an Option or Stock Appreciation Right, the commitment to grant the applicable Award based on such arithmetic mean must be irrevocable before the beginning of the specified averaging period in accordance with Treasury Regulation 1.409A-1(b)(5)(iv)(A). The method of determining Fair Market Value with respect to an Award shall be determined by the Committee and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement, or payout of an Award; provided that, if the Committee does not specify a different method, the Fair Market Value of a Share as of a given date shall be the closing sale price as of the trading day immediately preceding the date as of which Fair Market Value is to be determined or, if there shall be no such sale on such date, the next preceding day on which such a sale shall have occurred. If the Stock is not traded on an established stock exchange, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate, but based on objective criteria. Notwithstanding the foregoing, in the case of the sale of Shares on the Applicable Exchange, the actual sale price shall be the Fair Market Value of such Shares.

(m)“Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved, and shall include “Annual Incentive Awards” as described in Section 10 and “Long-Term Incentive Awards” as described in Section 11.

(n)“Option” means the right to purchase Shares at a stated price for a specified period of time.

(o)“Participant” means an individual selected by the Committee to receive an Award.

(p)“Performance Goals” means any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more Subsidiaries, Affiliates or other business units: net earnings; net earnings attributable to common shareholders; operating income; income from continuing operations; net sales; cost of sales; gross income; earnings (including before taxes, and/or interest and/or depreciation and amortization); net earnings per share (including diluted earnings per share); price per share; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; net operating profit; pre-tax profit; ratio of debt to debt plus equity; return on shareholder equity; total shareholder return; return on capital; return on assets; return on equity; return on investment; return on revenues; operating working capital; working capital as a percentage of net sales; cost of capital; average accounts receivable; economic value added; performance value added; customer satisfaction; customer loyalty and/or retention; employee safety; employee engagement; market share; system reliability; cost structure reduction; regulatory outcomes; diversity; cost savings; operating goals; operating margin; profit margin; sales performance; internal sales growth; and synergy savings. As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, but, unless otherwise determined by the Committee and to the extent consistent with Code Section 162(m), will exclude the effects of the following, if the amount is over $500,000 in the aggregate: (i) charges for reorganizing and restructuring, (ii) discontinued operations, (iii) asset write-downs, (iv) gains or losses on the disposition of a business, (v) mergers, acquisitions or dispositions, and (vi) extraordinary, unusual and/or non-recurring items of gain or loss, that in all of the foregoing the Company identifies in its audited financial statements, including footnotes, or the Management's Discussion and Analysis section of the Company's annual report. Also, the Committee may, to the extent consistent with Code Section 162(m), appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a performance period: (i) litigation, claims, judgments or settlements; (ii) the effects of changes in other laws or regulations affecting reported results; and (iii) changes in tax or accounting principles, regulations or laws. In addition, in the case of Awards that the Committee determines at the date of grant will not be considered “performance-based compensation” under Code Section 162(m), the Committee may establish other Performance Goals not listed in this Plan. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers or a percentage) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

(q)“Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved.

(r)“Performance Units” means the right to receive cash and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved.

(s)“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(t)“Plan” means this Quad/Graphics, Inc. 2010 Omnibus Incentive Plan, as may be amended from time to time.

(u)“Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service.

(v)“Restricted Stock Unit” means the right to receive cash and/or Shares the value of which is equal to the Fair Market Value of one Share.

(w)“Rule 16b-3” means Rule 16b-3 as promulgated by the United States Securities and Exchange Commission under the Exchange Act.

(x)“Stock Appreciation Right” means the right to receive a payment based on the amount by which the Fair Market Value of a Share on the date of exercise exceeds the grant price, all as determined pursuant to Section 8.

(y)“Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(z)“Share” means a share of Stock.

(aa)“Stock” means the Class A Common Stock of the Company, $.025 par value per share.

(bb)    “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

3.	Administration.

(a)Committee Administration. In addition to the authority specifically granted to the Committee in this Plan, the Committee has full discretionary authority to administer this Plan, including but not limited to the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan into effect and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Committee determinations shall be made in the sole discretion of the Committee and are final and binding on all interested parties.

(b)Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to one or more officers of the Company, any or all of the authority and responsibility of the Committee; provided, however, that no such delegation is permitted with respect to Awards made to Section 16 Participants or with respect to Awards intended to qualify as performance-based compensation under Code Section 162(m) at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee or subcommittee of the Board consisting entirely of Directors who are Non-Employee Directors and Outside Directors. If the Board has made such a delegation, then all references to the Committee in this Plan include such other committee or one or more officers to the extent of such delegation.

(c)Indemnification. The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any acts or omissions, or determination made, with respect to this Plan or any Award to the maximum extent that the law and the Company's by-laws permit.

4.	Eligibility.

The Committee may designate any of the following as a Participant from time to time: any officer or other employee of the Company or its Affiliates, an individual that the Company or an Affiliate has engaged to become an officer or employee, a consultant who provides services to the Company or its Affiliates, or a Director, including a Non-Employee Director. The Committee's designation of a Participant in any year will not require the Committee to designate such person to receive an Award in any other year. The Committee's granting of a particular type of Award to a Participant will not require the Committee to grant any other type of Award to such individual.

5.	Types of Awards.

Subject to the terms of this Plan, the Committee may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).

6.	Shares Reserved under this Plan.

(a)Plan Reserve. Subject to adjustment as provided in Section 17, an aggregate of 7,871,652 Shares are reserved for issuance under this Plan; provided that only 500,000 shares may be issued pursuant to the exercise of incentive stock options. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock.

(b)Replenishment of Shares Under this Plan. If (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under, or the payment of other compensation with respect to Shares covered by, the Award (whether due currently or on a deferred basis), (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable, or that other compensation with respect to Shares covered by the Award will not be payable, (iii) Shares are forfeited under an Award, or (iv) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to the Plan's reserve and may again be used for new Awards under this Plan. Notwithstanding the foregoing, in no event shall the following Shares be recredited to the Plan's reserve: (i) Shares purchased by the Company using proceeds from Option exercises; (ii) Shares tendered or withheld in payment of the exercise price of an Option; (iii) Shares tendered or withheld to satisfy federal, state or local tax withholding obligations; and (iv) any of the 3,571,652 Shares subject to Options granted on November 18, 2011.

(c)Participant Limitations. Subject to adjustment as provided in Section 17, no Participant may be granted Awards that could result in such Participant:

(i)receiving Options or Stock Appreciation Rights for more than 750,000 Shares during any fiscal year of the Company;

(ii)receiving Awards of Restricted Stock and/or Restricted Stock Units and/or Deferred Stock Units with an aggregate Fair Market Value of more than $10,000,000, determined on the basis of the closing sale price of a Share on the Applicable Exchange as of the trading day immediately preceding the date of grant or, if there shall be no sale on such date, the next preceding day on which a sale shall have occurred, during any fiscal year of the Company;

(iii)receiving, with respect to an Award of Performance Shares and/or an Award of Performance Units the value of which is based on the Fair Market Value of a Share, payment of more than $10,000,000 in respect of any fiscal year of the Company;

(iv)receiving, with respect to an Annual Incentive Award in respect of any fiscal year of the Company, a cash payment of more than $8,000,000;

(v)receiving, with respect to a Long-Term Incentive Award and/or an Award of Performance Units the value of which is not based on the Fair Market Value of a Share, a cash payment of more than $10,000,000 in respect of any given fiscal year of the Company; or

(vi)receiving other Stock-based Awards pursuant to Section 12 with an aggregate Fair Market Value of more than $10,000,000, determined as of the date of grant, during any fiscal year of the Company.

In all cases, determinations under this Section 6(c) should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

7.	Options.

Subject to the terms of this Plan, the Committee will determine all terms and conditions of each Option, including but not limited to: (a) whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; (b) the grant date, which may not be any day prior to the date that the Committee approves the grant; (c) the number of Shares subject to the Option; (d) the exercise price, which may never be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (e) the terms and conditions of exercise, including vesting; and (f) the term, except that an Option must terminate no later than 10 years after the date of grant. In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Committee determines otherwise. Except to the extent the Committee determines otherwise, a Participant may exercise an Option in whole or part after the right to exercise the Option has accrued, provided that any partial exercise must be for one hundred (100) Shares or multiples thereof. If an Option that is intended to be an incentive stock option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure.

8.	Stock Appreciation Rights.

Subject to the terms of this Plan, the Committee may grant to Participants Stock Appreciation Rights, either alone or in addition to or in conjunction with other Awards. Subject to the terms of this Plan and any applicable Award agreement, a Stock Appreciation Right shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one Share on the date of exercise over (b) the grant price of the Stock Appreciation Right as specified by the Committee, which shall be not less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the foregoing and other terms of this Plan, the Committee will determine all terms and conditions of each Stock Appreciation Right, including but not limited to, the grant price, term (except no Stock Appreciation Right shall be exercisable for more than 10 years from the date of grant unless granted to a Participant outside of the United States), methods of exercise, methods of settlement (including whether the Participant will be paid in cash, Shares, other securities, other Awards, or other property, or any combination thereof), and any conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

9.	Performance and Stock Awards.

Subject to the terms of this Plan, the Committee will determine all terms and conditions of each award of Shares, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Committee specifies; (c) the length of the vesting, performance and/or deferral period, if any, and, if different, the date on which payment of the benefit provided under the Award will be made; (d) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (e) with respect to Performance Shares, Performance Units, Restricted Stock Units, and Deferred Stock Units, whether to settle such Awards in cash, in Shares (including Restricted Stock), or in a combination of cash and Shares.

10.	Annual Incentive Awards.

Subject to the terms of this Plan, the Committee will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, the type of payment, and the timing of payment, subject to the following: (a) the Committee must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant's death, disability (as defined by the Committee) or a change in control of the Company (as defined by the Committee) or, in the case of Awards that at the date of grant the Committee determines will not be considered performance-based compensation under Code Section 162(m), retirement (as defined by the Committee) or such other circumstances as the Committee may specify; (b) the performance period must relate to a period of at least one fiscal year of the Company except that, if the Award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a period shorter than one fiscal year; and (c) payment will be in cash except to the extent that the Committee determines that payment will be in Shares or Restricted Stock, either on a mandatory basis or at the election of the Participant, having a Fair Market Value at the time of the payment equal to the amount payable with respect to the Annual Incentive Award; provided, that any such determination by the Committee or election by the Participant under this clause (c) must be made prior to the calendar year in which the period for achievement of the Performance Goals begins.

11.	Long-Term Incentive Awards.

Subject to the terms of this Plan, the Committee will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, the type of payment, and the timing of payment, subject to the following: (a) the Committee must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant's death, disability (as defined by the Committee), retirement (as defined by the Committee) or a change in control of the Company (as defined by the Committee) or, in the case of Awards that at the date of grant the Committee determines will not be considered performance-based compensation under Code Section 162(m), retirement (as defined by the Committee) or such other circumstances as the Committee may specify; (b) the performance period must relate to a period of more than one fiscal year of the Company except that, if the Award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a shorter period; and (c) payment will be in cash except to the extent that the Committee determines that payment will be in Shares or Restricted Stock, either on a mandatory basis or at the election of the Participant, having a Fair Market Value at the time of the payment equal to the amount payable with respect to the Long-Term Incentive Award; provided, that any such determination by the Committee or election by the Participant under this clause (c) must be made prior to the calendar year in which the period for achievement of the Performance Goals begins.

12.	Other Stock-Based Awards.

Subject to the terms of this Plan, the Committee may grant to Participants other types of Awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Stock or cash. Without limitation, such Award may include the issuance of shares of unrestricted Stock, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, or upon the attainment of Performance Goals or otherwise, or rights to acquire Stock from the Company. The Committee shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights shall be priced at no less than 100% of Fair Market Value on the grant date of the Award.

13.	Amendment of Minimum Vesting and Performance Periods.

Notwithstanding any provision of this Plan that requires a minimum vesting and/or performance period for an Award, the Committee, at the time an Award is granted or any later date, may subject an Award to a shorter vesting and/or performance period to take into account a Participant's hire or promotion, or may accelerate the vesting or deem an Award to be earned, in whole or in part, in the event of a Participant's death, disability (as defined by the Committee), retirement (as defined by the Committee) or a change in control of the Company (as defined by the Committee).

14.	Transferability.

Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Committee allows a Participant to: (a) designate in writing a beneficiary to exercise the Award or receive payment under the Award after the Participant's death; (b) transfer an Award to the former spouse of the Participant as required by a domestic relations order incident to a divorce; or (c) transfer an Award; provided, however, that with respect to clause (c) above, the Participant may not receive consideration for such a transfer of an Award.

15.	Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a)Term of Plan. Unless the Board earlier terminates this Plan pursuant to Section 15(b), this Plan will terminate on the earlier of (i) the date that is 10 years from the Effective Date and (ii) the date when all Shares reserved for issuance have been issued.

(b)Termination and Amendment. The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i)the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law or (C) any other applicable law;

(ii)shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded or (D) any other applicable law; and

(iii)shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or 6(c) (except as permitted by Section 17); or (B) an amendment to the provisions of Section 15(e).

(c)Amendment, Modification or Cancellation of Awards. Except as provided in Section 15(e) and subject to the requirements of this Plan, the Committee may modify or amend any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award, or amend, modify or cancel any terms and conditions applicable to any Award, in each case by mutual agreement between the Committee and the Participant or any other person(s) as may then have an interest in the Award, so long as any such action does not increase the number of Shares issuable under this Plan (except as permitted by Section 17), but the Committee need not obtain Participant (or other interested party) consent for any such action that is permitted by the provisions of Section 17(a) or for any such action: (i) to the extent the action is deemed necessary by the Committee to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (ii) to the extent the action is deemed necessary by the Committee to preserve favorable accounting or tax treatment of any Award for the Company; or (iii) to the extent the Committee determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award.

(d)Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Committee under this Section 15 will extend beyond the date of this Plan's termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e)Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 17, neither the Committee nor any other person may decrease the exercise price for any outstanding Option or Stock Appreciation Right after the date of grant, cancel an outstanding Option or Stock Appreciation Right in exchange for cash (other than cash equal to the excess of the Fair Market Value of the Shares subject to such Option or Stock Appreciation Right at the time of cancellation over the exercise or grant price for such Shares), or allow a Participant to surrender an outstanding Option or Stock Appreciation Right to the Company as consideration for the grant of a new Option or Stock Appreciation Right with a lower exercise price.

16.	Taxes.

(a)Withholding. In the event the Company or an Affiliate of the Company is required to withhold any federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct (or require an Affiliate to deduct) from any payments of any kind otherwise due the Participant cash, or with the consent of the Committee, Shares otherwise deliverable or vesting under an Award, to satisfy such tax obligations. Alternatively, the Company may require such Participant to pay to the Company, in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, the Committee may permit a Participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld; provided that the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. In any case, the Company may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.

(b)No Guarantee of Tax Treatment. Notwithstanding any provision of this Plan to the contrary, the Company does not guarantee to any Participant or any other person(s) with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

17.	Adjustment Provisions.

(a)Adjustment of Shares. If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; or (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than any stock purchase rights that the Company might authorize and issue in the future) or other property; or (iii) the Company shall effect a cash dividend the amount of which exceeds 10% of the trading price of the Shares at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur which, in the case of this clause (iv), in the judgment of the Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a) and 6(c)) and which may after the event be made the subject of Awards under this Plan, including incentive stock options, (B) the number and type of Shares subject to outstanding Awards, (C) the grant, purchase, or exercise price with respect to any Award, and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award. In any such case, the Committee may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Committee effective at such time as the Committee specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or Stock Appreciation Rights are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options or Stock Appreciation Rights represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or Stock Appreciation Rights. Without limitation, in the event of any such merger or similar transaction, subdivision or combination of Shares, dividend or other event described above (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee shall substitute, on an equitable basis as the Committee determines, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction. Notwithstanding the foregoing, if the Company shall subdivide the Shares or the Company shall declare a dividend payable in Shares, and if no action is taken by the Board or the Committee, then the adjustments contemplated by this Section 17(a) that are proportionate shall nevertheless automatically be made as of the date of such subdivision of the Shares or dividend in Shares.

(b)Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance in exchange for cancellation or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

18.	Miscellaneous.

(a)Other Terms and Conditions. The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

(i)one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Committee determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

(ii)the payment of the purchase price of Options (A) by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, (B) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (C) by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (D) by any combination of (A), (B) and/or (C);

(iii)giving the Participant the right to receive any cash dividends (whether regular or otherwise), stock dividends and other distributions (whether paid in cash or securities), or their equivalents, paid or made with respect to Restricted Stock, Performance Units (valued in relation to a Share), Restricted Stock Units, Deferred Stock Units or other Stock-based Awards, provided, however, that any such dividends or distributions shall either be subject to the same restrictions on transferability and forfeitability and/or the same deferral period that apply to the corresponding Awards or be paid within forty-five (45) days. All dividends or distributions credited to the Participant and made subject to such restrictions, forfeitability and/or deferral period shall be paid to the Participant within forty-five (45) days following the full vesting or settlement, if later, of the Award with respect to which such dividends or distributions were made. Notwithstanding the foregoing, neither dividend payments nor dividend equivalent payments shall be made with respect to the Shares subject to an Award of Options or Stock Appreciation Rights, except that dividend equivalent payments may be made with respect to the 3,571,652 Shares subject to Options granted on November 18, 2011 as provided in the agreements evidencing such Options;

(iv)restrictions on resale or other disposition of Shares; and

(v)compliance with federal or state securities laws and stock exchange requirements.

(b)Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Committee, for purposes of the Plan and all Awards, the following rules shall apply:

(i)a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii)a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant's termination of employment with the Company and its Affiliates;

(iii)a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant's service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv)a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, with respect to an Award that is considered deferred compensation subject to Code Section 409A, if a Participant's termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon the Participant's “separation from service” within the meaning of Code Section 409A.

(c)No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d)Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan's benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company's general unsecured creditors.

(e)Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges. Notwithstanding any provision of this Plan or any document pertaining to Awards granted hereunder to the contrary, this Plan shall be so construed, interpreted and administered to meet the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(1).

(f)Governing Law. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles.

(g)Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any award agreement must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(h)Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Title of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(i)Severability. If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would cause this Plan, any award agreement or any Award to violate any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

ANNUAL MEETING OF SHAREHOLDERS OF

QUAD/GRAPHICS, INC.

May 20, 2013

Please sign, date and mail your proxy card in the envelope provided as soon as possible. This proxy card is to vote your Class A common stock.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20730000000000001000 4 052013

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ William J. Abraham, Jr.
- ○ Douglas P. Buth
- ○ Christopher B. Harned
- ○ Betty Ewens Quadracci
- ○ J. Joel Quadracci
- ○ Thomas O. Ryder
- ○ John S. Shiely

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Approve an amendment to the Quad/Graphics, Inc. 2010 Omnibus Incentive Plan.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the Board's nominees, and "FOR" the approval of an amendment to the Quad/Graphics, Inc. 2010 Omnibus Incentive Plan.

The undersigned acknowledges receipt from the Company of the Notice of Annual Meeting of Shareholders to be held May 20, 2013, the Company's Proxy Statement for the 2013 Annual Meeting of Shareholders and the Company's 2012 Annual Report to Shareholders.

THIS PROXY CARD IS FOR YOUR CLASS A COMMON STOCK ONLY.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

QUAD/GRAPHICS, INC.

N61 W23044 Harry's Way

Sussex, Wisconsin 53089

ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 20, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. Joel Quadracci and Andrew R. Schiesl, and each of them, as Proxies, each with full power of substitution, to represent and to vote as designated on the reverse side all of the shares of class A common stock and class B common stock of Quad/Graphics, Inc. held of record by the undersigned as of the close of business on April 1, 2013, at the Annual Meeting of Shareholders to be held on May 20, 2013, at 10:00 a.m., Central Time, at the Company's corporate offices located at N61 W23044 Harry's Way, Sussex, Wisconsin 53089, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

QUAD/GRAPHICS, INC.

May 20, 2013

Please sign, date and mail your proxy card in the envelope provided as soon as possible. This proxy card is to vote your Class B common stock.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20730000000000001000 4 052013

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ William J. Abraham, Jr.
- ○ Douglas P. Buth
- ○ Christopher B. Harned
- ○ Betty Ewens Quadracci
- ○ J. Joel Quadracci
- ○ Thomas O. Ryder
- ○ John S. Shiely

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Approve an amendment to the Quad/Graphics, Inc. 2010 Omnibus Incentive Plan.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the Board's nominees, and "FOR" the approval of an amendment to the Quad/Graphics, Inc. 2010 Omnibus Incentive Plan.

The undersigned acknowledges receipt from the Company of the Notice of Annual Meeting of Shareholders to be held May 20, 2013, the Company's Proxy Statement for the 2013 Annual Meeting of Shareholders and the Company's 2012 Annual Report to Shareholders.

THIS PROXY CARD IS FOR YOUR CLASS B COMMON STOCK ONLY.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QUAD/GRAPHICS, INC.

N61 W23044 Harry's Way

Sussex, Wisconsin 53089

ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 20, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. Joel Quadracci and Andrew R. Schiesl, and each of them, as Proxies, each with full power of substitution, to represent and to vote as designated on the reverse side all of the shares of class A common stock and class B common stock of Quad/Graphics, Inc. held of record by the undersigned as of the close of business on April 1, 2013, at the Annual Meeting of Shareholders to be held on May 20, 2013, at 10:00 a.m., Central Time, at the Company's corporate offices located at N61 W23044 Harry's Way, Sussex, Wisconsin 53089, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

QUAD/GRAPHICS, INC.

May 20, 2013

FOR SHARES HELD IN THE QUAD/GRAPHICS ESOP

Please sign, date and mail your proxy card in the envelope provided as soon as possible for shares held in the Quad/Graphics ESOP.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20730000000000001000 4 052013

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ William J. Abraham, Jr.
- ○ Douglas P. Buth
- ○ Christopher B. Harned
- ○ Betty Ewens Quadracci
- ○ J. Joel Quadracci
- ○ Thomas O. Ryder
- ○ John S. Shiely

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Approve an amendment to the Quad/Graphics, Inc. 2010 Omnibus Incentive Plan.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the Board's nominees, and "FOR" the approval of an amendment to the Quad/Graphics, Inc. 2010 Omnibus Incentive Plan.

The undersigned acknowledges receipt from the Company of the Notice of Annual Meeting of Shareholders to be held May 20, 2013, the Company's Proxy Statement for the 2013 Annual Meeting of Shareholders and the Company's 2012 Annual Report to Shareholders

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

IMPORTANT NOTICE TO PARTICIPANTS IN THE QUAD/GRAPHICS ESOP:

Each participant in the Quad/Graphics ESOP has the right to direct the trustee, BMO Harris Bank, N.A., as to the exercise of all voting rights with respect to Quad/Graphics common stock in the participant's accounts by returning this completed, signed and dated proxy card in the envelope provided. **Your vote must be received by MAY 15, 2013 to be voted at the annual meeting. Stock owned in the Quad/Graphics ESOP may NOT be voted in person at the annual meeting.** The trustee will vote the ESOP shares as instructed by ESOP participants. If a participant in the Quad/Graphics ESOP does not provide voting instructions by May 15, 2013, the trustee will not vote the participant's shares in the ESOP.

0

QUAD/GRAPHICS, INC.

N61 W23044 Harry's Way

Sussex, Wisconsin 53089

ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 20, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. Joel Quadracci and Andrew R. Schiesl, and each of them, as Proxies, each with full power of substitution, to represent and to vote as designated on the reverse side all of the shares of class A common stock and class B common stock of Quad/Graphics, Inc. held of record by the undersigned as of the close of business on April 1, 2013, at the Annual Meeting of Shareholders to be held on May 20, 2013, at 10:00 a.m., Central Time, at the Company's corporate offices located at N61 W23044 Harry's Way, Sussex, Wisconsin 53089, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

14475

QuickLinks

ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
AUDIT COMMITTEE REPORT
STOCK OWNERSHIP OF MANAGEMENT AND OTHERS
COMPENSATION OF EXECUTIVE OFFICERS
2012 SUMMARY COMPENSATION TABLE
GRANTS OF PLAN BASED AWARDS IN 2012
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2012
OPTION EXERCISES AND STOCK VESTED IN 2012
2012 PENSION BENEFITS
2012 NONQUALIFIED DEFERRED COMPENSATION
COMPENSATION COMMITTEE REPORT
DIRECTOR COMPENSATION
APPROVAL OF AMENDMENTS TO THE QUAD/GRAPHICS, INC. 2010 OMNIBUS INCENTIVE PLAN
MISCELLANEOUS

    Appendix A

QUAD/GRAPHICS, INC. 2010 OMNIBUS INCENTIVE PLAN As Proposed to be Amended May 20, 2013